UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Adaptive Biotechnologies Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

April 24, 2026

Dear Adaptive Biotechnologies Corporation Shareholder:

You are cordially invited to the Adaptive Biotechnologies Corporation 2026 Annual Meeting of Shareholders (the “Annual Meeting”). The attached proxy is solicited on behalf of the board of directors of Adaptive Biotechnologies Corporation for use at the Annual Meeting to be held on Friday, June 5, 2026, at 9:00 a.m., Pacific Time, or at any continuation, adjournment or postponement thereof, for the purposes set forth in the accompanying proxy statement, Notice of Annual Meeting of Shareholders (the “Notice”) and form of proxy. The Annual Meeting will be held entirely via the Internet, broadcast from our corporate headquarters at 1165 Eastlake Avenue East, Seattle, Washington 98109.

To be admitted to the Annual Meeting, you must register prior to Wednesday, June 3, 2026, at 5:00 p.m., Pacific Time at www.proxydocs.com/ADPT and enter the control number found on your proxy card, voting instruction form or Notice of Internet Availability of Proxy Materials you previously received. You may attend the meeting, vote your shares and submit questions electronically during the meeting via live webcast by registering at www.proxydocs.com/ADPT. You must also follow subsequent instructions you may receive by electronic mail thereafter. You may vote during the Annual Meeting by following the instructions available in the meeting access email. At the Annual Meeting, you will be asked to elect two Class I directors to our board of directors, to approve, on an advisory basis, the 2025 compensation of our named executive officers and to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2026. The accompanying proxy materials describe these matters.

We have elected to provide access to our proxy materials on the Internet under the Securities and Exchange Commission’s “notice and access” rules. Our proxy materials are available at www.proxydocs.com/ADPT. We are mailing a Notice of Internet Availability of Proxy Materials on or about April 24, 2026, which provides instructions on how to access our proxy materials and our 2025 Annual Report on the Internet. Please read our proxy materials and our 2025 Annual Report carefully before submitting your proxy.

It is important that your shares are represented and voted at the Annual Meeting. You may vote on the Internet or by telephone as instructed in the Notice of Internet Availability of Proxy Materials or, if you are receiving a paper copy of the proxy materials, complete, sign and date the enclosed proxy card and return it in the enclosed envelope as soon as possible.

We thank you for your support and participation.

Sincerely,

Chad Robins

Chairman, Co-Founder and Chief Executive Officer

NOTICE OF 2026 ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON JUNE 5, 2026

To the Shareholders of Adaptive Biotechnologies Corporation:

The attached proxy is solicited on behalf of the board of directors of Adaptive Biotechnologies Corporation for use at the Annual Meeting of Shareholders to be held on June 5, 2026, at 9:00 a.m., Pacific Time (the “Annual Meeting”), or at any continuation, adjournment or postponement thereof, for the purposes set forth below and in the accompanying proxy statement. The Annual Meeting will be held entirely via the Internet. Shareholders may participate in the Annual Meeting by registering at the following website: www.proxydocs.com/ADPT. You will need the control number included on your Notice of Internet Availability of Proxy Materials, your proxy card or the instructions that accompanied your proxy materials for the following purposes:

1.
Proposal 1: To elect two Class I director nominees to serve on the board of directors of Adaptive Biotechnologies Corporation for a three-year term expiring at the 2029 annual meeting of shareholders. The nominees for election to the board of directors are Robert Hershberg, PhD, MD and Katey Owen, PhD;
2.
Proposal 2: To approve, on a non-binding advisory basis, the compensation of our named executive officers as described in the proxy statement;
3.
Proposal 3: To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2026; and
4.
To conduct any other business properly brought before the meeting or any adjournments thereof.

We know of no other matters to come before the Annual Meeting. Only shareholders of record of our common stock at the close of business on April 7, 2026 are entitled to notice of and to vote at the Annual Meeting or at any postponements or adjournments thereof. For ten days prior to the meeting, a complete list of the shareholders entitled to vote at the meeting will be available for examination by any shareholder for any purpose germane to the meeting during ordinary business hours at our executive offices located at 1165 Eastlake Avenue East, Seattle, Washington 98109.

YOUR VOTE IS IMPORTANT. PLEASE VOTE YOUR SHARES VIA THE INTERNET, THROUGH OUR TOLL-FREE TELEPHONE NUMBER (866-390-5390) OR BY SIGNING, DATING AND PROMPTLY RETURNING YOUR COMPLETED PROXY CARD. IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON JUNE 5, 2026: THIS PROXY STATEMENT, THE NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND THE ANNUAL REPORT ARE AVAILABLE AT WWW.PROXYDOCS.COM/ADPT.

By order of the board of directors,

Clarice McCauley

Vice President, Head of Legal, Corporate Secretary and Chief Compliance Officer

April 24, 2026

PROXY STATEMENT

INFORMATION CONCERNING VOTING AND SOLICITATION

General

Your proxy is solicited on behalf of the board of directors of Adaptive Biotechnologies Corporation (“Adaptive,” the “Company,” “we,” “us” or “our”), a Washington corporation, for use at our 2026 Annual Meeting of Shareholders (the “Annual Meeting”) to be held on Friday, June 5, 2026, at 9:00 a.m., Pacific Time, or at any continuation, postponement or adjournment thereof, for the purposes discussed in this proxy statement, as well as any business properly brought before the Annual Meeting. Proxies are solicited to give all shareholders of record an opportunity to vote on matters properly presented at the Annual Meeting. The Annual Meeting will be held entirely via the Internet. To be admitted to and participate in the Annual Meeting, you must register prior to Wednesday, June 3, 2026, 5:00 p.m., Pacific Time at www.proxydocs.com/ADPT and enter the control number found on your proxy card, voting instruction form or Notice of Internet Availability of Proxy Materials you previously received. Upon completing your registration, you will receive further instructions via email one hour prior to the start of the Annual Meeting, including your unique link that will allow you access to the Annual Meeting. You will have the ability to submit questions prior to and during the Annual Meeting. Please be sure to follow instructions found on your proxy card and/or Voting Authorization Form and subsequent instructions that will be delivered to you via email.

Technical assistance will be available one hour prior to and during the Annual Meeting. Information related to technical assistance will be provided in the email with the sign-in instructions. We recommend that you log in at least 15 minutes before the Annual Meeting to ensure you are logged in when the Annual Meeting starts. You may vote during the Annual Meeting by following the instructions available in the meeting access email.

We have elected to provide access to our proxy materials over the Internet. Accordingly, on or about April 24, 2026, we are mailing a Notice of Internet Availability of Proxy Materials to most of our shareholders of record and we are mailing paper copies of the proxy materials to certain other shareholders of record. All shareholders will have the ability to access the proxy materials on the website referred to in the notice or request to receive a printed set of the proxy materials. You can find instructions on how to request a printed copy by mail or electronically on the notice and on the website referred to in the notice, including an option to request paper copies on an ongoing basis. We intend to mail this proxy statement, together with a proxy card, to those shareholders entitled to vote at the Annual Meeting who have properly requested paper copies of such materials, within three business days of such request.

Availability of Proxy Materials for the 2026 Annual Meeting

This proxy statement and our 2025 Annual Report are available at www.proxydocs.com/ADPT. This website address contains: the Notice of Annual Meeting of Shareholders, the proxy statement and the 2025 Annual Report. You are encouraged to access and review all of the important information contained in the proxy materials before voting.

Who Can Vote, Outstanding Shares

Record holders of our common stock as of the close of business on April 7, 2026, the record date for the Annual Meeting (the “Record Date”), are entitled to vote at the Annual Meeting on all matters to be voted upon. As of the Record Date, there were 159,760,669 shares of our common stock outstanding. On each matter presented to our shareholders for vote, the holders of common stock are entitled to one vote per share held as of the Record Date.

Voting of Shares

You may vote by attending the Annual Meeting and voting via the Internet, via our toll-free telephone number at 866-390-5390 or by submitting a proxy. The method of voting by proxy differs (1) depending on whether you are viewing this proxy statement on the Internet or receiving a paper copy and (2) for shares held as a record holder and shares held in “street name.” If you are a shareholder of record on the Record Date, you can participate in the Annual Meeting online at www.proxydocs.com/ADPT and vote your shares during the Annual Meeting.

Record Holder. If you hold your shares of common stock as a record holder and you are viewing this proxy statement on the Internet, you may vote by submitting a proxy over the Internet by following the instructions on the website referred to in the Notice of Internet Availability of Proxy Materials previously mailed to you. If you hold your shares of common stock as a record holder and you are reviewing a paper copy of this proxy statement, you may vote your shares by completing, dating and signing the proxy card that was included with the proxy statement and promptly returning it in the preaddressed, postage-paid envelope provided to you, or by submitting a proxy over the Internet or by telephone by following the instructions on the proxy card.

Hold in Street Name. If you hold your shares of common stock in street name, which means your shares are held of record by a broker, bank or other nominee, you will receive a notice from your broker, bank or other nominee that includes instructions on how to vote your shares. Your broker, bank or other nominee will allow you to deliver your voting instructions over the Internet and may also permit you to vote by telephone. In addition, you may request paper copies of the proxy statement and proxy card from your broker by following the instructions on the notice provided by your broker.

General. If you vote through these facilities, you should be aware that you may incur costs such as usage charges from telephone companies or Internet service providers and that these costs must be borne by you. If you vote through these facilities, then you need not return a written proxy card by mail. The cost of soliciting proxies will be borne by us. We may reimburse banks and brokers and other persons representing beneficial owners for their reasonable out-of-pocket costs. We may use the services of our officers, directors and others to solicit proxies, personally or by telephone, facsimile or electronic mail, without additional compensation.

YOUR VOTE IS VERY IMPORTANT. You should submit your proxy even if you plan to attend the Annual Meeting via the Internet. If you are a shareholder of record on the Record Date, you can participate in the Annual Meeting online at www.proxydocs.com/ADPT and vote your shares during the Annual Meeting. If you properly give your proxy and submit it to us in time to vote, one of the individuals named as your proxy will vote your shares as you have directed.

All shares entitled to vote and represented by properly submitted proxies (including those submitted electronically, telephonically and in writing), and not revoked or superseded, will be voted at the Annual Meeting in accordance with the instructions indicated on those proxies. If no direction is indicated on a proxy, your shares will be voted as follows:

•
FOR the two Class I nominees for director named in this proxy statement;
•
FOR the compensation of our named executive officers, on an advisory basis (“Say-on-Pay”); and
•
FOR the ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm.

The proxy gives each of Chad Robins, Kyle Piskel and Clarice McCauley discretionary authority to vote your shares in accordance with their best judgment with respect to all additional matters that might come before the Annual Meeting. If you receive more than one proxy card or Notice of Internet Availability of Proxy Materials, it means you hold shares that are registered in more than one account. To ensure that all of your shares are voted, sign and return each proxy card or, if you submit a proxy by telephone or the Internet, submit one proxy for each proxy card or Notice of Internet Availability of Proxy Materials you receive.

Revocation of Proxy

If you are a shareholder of record, you may revoke your proxy at any time before your proxy is voted at the Annual Meeting by taking any of the following actions:

•
delivering to our Corporate Secretary a signed written notice of revocation, bearing a date later than the date of the proxy, stating that the proxy is revoked;
•
signing and delivering a new paper proxy relating to the same shares and bearing a later date than the original proxy;
•
submitting another proxy by telephone or over the Internet (your latest telephone or Internet voting instructions will be followed); or
•
attending the Annual Meeting online and voting via the Internet, although attendance at the Annual Meeting will not, by itself, revoke a proxy.

Written notices of revocation and other communications with respect to the revocation of Company proxies should be addressed to:

Adaptive Biotechnologies Corporation

1165 Eastlake Avenue East

Seattle, WA 98109

Attention: Head of Legal and Corporate Secretary

If your shares are held in “street name,” you may change your vote by submitting new voting instructions to your broker, bank or other nominee. You must contact your broker, bank or other nominee to find out how to do so. See below regarding how to vote live if your shares are held in street name.

Attendance at the Annual Meeting

We are excited to once again hold a virtual-only meeting. Based on our experience in prior years, this format provides broad shareholder access to our meeting, allowing all shareholders with Internet connectivity to have a consistent experience regardless of location, ability to travel or similar factors, while saving us and our shareholders time and travel expenses, and, importantly, reducing our environmental impact. We have paid special attention to the meeting platform features, which provide shareholders the opportunity to vote, ask questions and otherwise participate in the meeting in a manner similar to—and in some ways superior to— traditional in-person shareholder meetings, and have found it also reduces costs. The format is particularly useful when practical limitations on in-person interaction limit shareholder engagement and participation.

If you are the record holder of your shares, you may attend the meeting by registering at the following website: www.proxydocs.com/ADPT. To participate in the Annual Meeting, you will need the control number included on the Notice of Internet Availability of Proxy Materials, your proxy card or the instructions that accompanied your proxy materials. We refer to attending the meeting through this website as attendance “via Internet,” and it is considered the same as attendance in person for all corporate purposes.

If your shares are held in “street name,” in the name of a broker, trustee or other nominee, you may change your vote by submitting new voting instructions to your broker, trustee or other nominee, or, if you have obtained a legal proxy from your broker or other nominee giving you the right to vote your shares, by attending the meeting and voting via the Internet.

Broker Non-Votes

Brokers or other nominees who hold shares of common stock in “street name” for a beneficial owner of those shares typically have the authority to vote in their discretion on “routine” proposals when they have not received instructions from beneficial owners.

However, brokers are not allowed to exercise their voting discretion with respect to the election of directors or for the approval of other matters that are considered “non-routine” matters without specific voting instructions from the beneficial owner. These non-voted shares are referred to as “broker non-votes.” If your broker holds your common stock in “street name,” your broker will vote your shares on “non-routine” proposals only if you provide instructions on how to vote by filling out the voter instruction form sent to you by your broker with this proxy statement.

Only Proposal No. 3 (ratifying the appointment of our independent registered public accounting firm) is considered a routine matter. Proposals No. 1 (election of directors) and No. 2 (Say-on-Pay) are not considered routine matters, and without your instruction, your broker cannot vote your shares for those proposals.

Quorum and Votes Required

The inspector of elections appointed for the Annual Meeting will tabulate votes cast by proxy or live via Internet at the Annual Meeting. The inspector of elections will also determine whether a quorum is present. In order to constitute a quorum for the conduct of business at the Annual Meeting, a majority of the votes entitled to be cast must be represented in person (via Internet) or by proxy at the Annual Meeting. Shares that abstain from voting on any proposal, or that are represented by broker non-votes, will be treated as shares that are present and entitled to vote at the Annual Meeting for purposes of determining whether a quorum is present.

Proposal No. 1: Election of Directors. A plurality of the votes cast in the election of directors at the Annual Meeting is required for the election of directors. Accordingly, the Class I director nominees receiving the highest number of votes will be elected. Abstentions, “withhold” votes and broker non-votes will have no effect on the outcome of the election of directors. Shareholders are not permitted to cumulate votes with respect to the election of directors.

Proposal No. 2: Say-on-Pay Vote. We will consider the advisory approval of the compensation of our named executive officers to have been obtained if the number of votes cast for the proposal at the Annual Meeting exceeds the number of votes against the proposal. Because abstentions and broker non-votes are neither votes for or against the proposal, they will have no effect on the outcome of the vote. This vote is advisory and not binding on us, our board of directors or our compensation and human capital committee.

Proposal No. 3: Ratification of Independent Registered Public Accounting Firm. The number of votes for must exceed the number of votes against in order to ratify the selection of Ernst & Young LLP as our independent registered public accounting firm. Abstentions are considered to be votes not cast on this proposal and thus will have no effect. Brokers generally have discretionary authority to vote on the ratification of our independent registered public accounting firm, thus broker non-votes are not expected to result from the vote on Proposal No. 3.

In their discretion, the proxy holders named in the proxy are authorized to vote on any other matters that may properly come before the Annual Meeting and at any continuation, postponement or adjournment thereof. The board of directors knows of no other items of business that will be presented for consideration at the Annual Meeting other than those described in this proxy statement. In addition, no shareholder proposal or nomination was received on a timely basis, so no such matters may be brought to a vote at the Annual Meeting.

Solicitation of Proxies

Our board of directors is soliciting proxies for the Annual Meeting from our shareholders. We will bear the entire cost of soliciting proxies from our shareholders. In addition to the solicitation of proxies by delivery of the Notice of Internet Availability of Proxy Materials or proxy statement by mail, we will request that brokers, banks and other nominees that hold shares of our common stock, which are beneficially owned by our shareholders, send Notices of Internet Availability of Proxy Materials, proxies and proxy materials to those beneficial owners and secure those beneficial owners’ voting instructions. We will reimburse those record holders for their reasonable expenses. We do not intend to hire a proxy solicitor to assist in the solicitation of proxies. We may use several of our regular employees, who will not be specially compensated, to solicit proxies from our shareholders, either personally or by telephone, Internet, facsimile or special delivery letter.

Communicating with our Board of Directors

Shareholders who wish to communicate with our board of directors or specific individual directors may do so by letter sent to our principal executive offices, addressed to the attention of our Corporate Secretary. Our Corporate Secretary reviews all communications and forwards them to the intended recipient(s) consistent with a screening policy, which provides that sales materials, routine items and items unrelated to the duties and responsibilities of the board of directors are not relayed to directors.

Shareholder Recommendations for Director Nominees

In evaluating potential director nominees, our nominating and corporate governance committee will consider director candidates recommended by our shareholders, provided such recommendations are validly made by our shareholders pursuant to Rule 14a-8 under the Securities Exchange Act of 1934 (the “Exchange Act”) and our Bylaws. Shareholders who wish to recommend a candidate to our nominating and corporate governance committee for consideration for nomination should send to us, at our principal executive offices, information regarding the candidate.

Shareholder List

A list of shareholders eligible to vote at the Annual Meeting will be available for inspection, for any purpose germane to the Annual Meeting, at our principal executive offices during regular business hours for a period of no less than ten days prior to the Annual Meeting. Information required to gain access to the list of shareholders eligible will also be provided upon request during the same time period.

Forward-Looking Statements

This proxy statement contains “forward-looking statements” (as defined in the Private Securities Litigation Reform Act of 1995). These statements are based on our current expectations and involve risks and uncertainties, which may cause results to differ materially from those set forth in the statements. The forward-looking statements may include statements regarding actions to be taken by us. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law. Forward-looking statements should be evaluated together with the many uncertainties that affect our business, particularly those mentioned in the Risk Factors section in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2025, and our periodic reports on Form 10-Q as well as our current reports on Form 8-K.

2025 COMPANY HIGHLIGHTS

Selected 2025 Corporate Performance Highlights

Summary of Performance

In 2025, our revenue was $277.0 million, compared to $179.0 million in 2024. The increase was primarily driven by the minimal residual disease (“MRD”) business, which grew $66.8 million. In 2025, net cash used in operations was $46.0 million, as compared to $95.2 million in 2024, representing a reduction of 52%. As of December 31, 2025, cash, cash equivalents and marketable securities was $227.2 million, excluding $13.1 million of cash held by Digital Biotechnologies, Inc.

Selected 2025 Results

MRD Business Highlights

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Total MRD revenue in 2025 was $212.3 million, representing 46% growth from 2024. We grew clonoSEQ test volume to 105,587 tests delivered, an increase of 39% year-over-year.
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Payor coverage has expanded to over 300 million lives in B cell acute lymphoblastic leukemia and multiple myeloma, over 270 million lives in chronic lymphocytic leukemia and over 90 million lives in diffuse large B cell lymphoma. In addition, we obtained Medicare coverage for recurrence monitoring in mantle cell lymphoma.
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clonoSEQ MRD testing has now been enabled in 173 sites on the Epic System Corporation's comprehensive electronic medical record (“EMR”) system, through Flatiron Health, Inc.'s OncoEMR® and on other EMRs to enable easier test workflow and follow-up to facilitate more routine access to patients.
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Our clonoSEQ assay was used in more than 180 active trials being conducted by over 40 biopharmaceutical partners, including over 100 trials where MRD is a clinical endpoint (19 of which use MRD as a primary endpoint).

Immune Medicine Business Highlights

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In December 2025, we entered into two non-exclusive agreements with Pfizer Inc. (“Pfizer”) to leverage proprietary T cell receptor (“TCR”) discovery platform and its large‑scale immune receptor-antigen mapping datasets to accelerate therapeutic research in rheumatoid arthritis and broader immunology applications.
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We continued to increase the amount of paired TCRs to antigens from over two million to over five million, spanning over 20,000 antigens and nearly 50 human leukocyte antigen types.
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In autoimmunity, we completed a preclinical data package for our TCR-depleting antibody program in ankylosing spondylitis. We have since discontinued investments in this program to prioritize investments in data development and diagnostics.

Selected Operational Highlights

Environmental Stewardship

We are committed to operating in an environmentally responsible and efficient manner to minimize adverse impacts on the environment and support long-term value creation for our stakeholders. In 2025, Adaptive voluntarily submitted to the Carbon Disclosure Project (“CDP”), a global environmental impact non-profit that provides a platform for companies and cities to report information on their climate, water and deforestation impacts, and we received a B rating in climate. Additionally, Adaptive received a Silver rating through Ecovadis, a provider of business sustainability ratings.

Adaptive’s leased corporate headquarters is LEED (Leadership in Energy and Environmental Design) certified. As part of our AdaptiGREEN initiative at our corporate headquarters, we have implemented a variety of composting and recycling programs. Our biohazard waste is destroyed by incineration, and the energy generated is captured and used to heat homes on the west coast. Our laboratories reduce energy consumption by utilizing a “night set back” function, which reduces the number of air changes per hour and the flow of ventilation in our fume hoods at night.

We expect our suppliers to operate in an environmentally responsible and efficient manner. Our Supplier Code of Conduct requires suppliers to comply with all applicable environmental regulations; to have systems in place to ensure safe handling, movement, storage, recycling, reuse or management of waste, air emissions and wastewater discharges; and to have systems in place to prevent and mitigate accidental spills and releases of fuels, raw materials, chemicals, intermediates, products and other hazardous materials to the environment.

Our People

Our employees, internally referred to as “Adapters,” are passionate about immune medicine, empowered by scientific discipline and fueled by our foresight and curiosity about the adaptive immune system. As of December 31, 2025, we had 624 full-time employees of which 94 hold medical or doctoral degrees. None of our employees are subject to a collective bargaining agreement and we have not experienced any work stoppages. We believe relations with our employees are good. We continually strive to maintain a culture of excellence and empathy. We believe Adapters can be their best when they can be themselves, and we celebrate what everyone brings to the table.

Compensation and Benefits

We strive to provide compensation, benefits and incentives that will both attract and retain talented employees. Our total rewards package includes market-competitive base pay, performance-based short-term incentives, health care, retirement benefits, paid time off, family leave, and access to a variety of health and wellness resources. Additionally, we offer employees recurring equity grants to reinforce a sense of “shared ownership, shared success.”

Employee Development and Training

We prioritize employee development and training and have established programs to support a culture of employee growth. Our Adaptive Leadership Council provides senior employees with access to, and a voice in, management decisions.

Product Safety

We are committed to ensuring that our products are manufactured and supplied at high standards of quality. Our manufacturing operations are conducted in compliance with applicable regulatory requirements, Good Clinical Laboratory Practices and our own internal rigorous quality standards. We also require that our suppliers and partners adhere to high standards, and we conduct audits and oversight of our supply chain.

In addition, it is our policy to comply with all applicable drug, medical device, diagnostic, clinical laboratory and research laws and regulations, including Food and Drug Administration registration, notification, and/or approval, marketing and sales, research and manufacturing requirements, such as Good Laboratory Practices, Good Manufacturing Practices and Good Clinical Practices, as applicable. We also comply with Clinical Laboratory Improvement Amendments of 1988 requirements and related regulations for clinical laboratory testing, where applicable.

CORPORATE GOVERNANCE

Our Board

Our continuing directors and their respective ages (as of April 15, 2026) and class designations are as follows:

Name	Age	Director Designation
Michelle Griffin	60	Class II Director
Robert Hershberg, PhD, MD	63	Class I Director
Peter Neupert	70	Class II Director
Katey Owen, PhD	57	Class I Director
Chad Robins	51	Class III Director

Our Criteria for Board Nomination and Service

Our criteria for board membership include specific measures for determining whether a director will be able to devote sufficient time and effort to the role, including consideration of the potential impact of service on other public company boards. This determination is made at the time of nomination and as appropriate during a director’s service on our board if their circumstances change, recognizing that the ability to fully engage in multiple activities will vary depending on the director and the activities.

In that respect, our criteria relating to devotion of time and effort to the Company board include:

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Time and Effort: Willingness to commit the time and energy necessary to satisfy the requirements of the board and board committee membership; attendance and participation in all board meetings and board committee meetings in which they are a member; willingness to rigorously prepare prior to each meeting and actively participate in the meeting as a thought partner; willingness to make himself/ herself available to management upon request to provide advice and counsel.

In addition, our criteria also currently address the question of what levels of service on other companies’ boards will be considered permissible for our board of directors as follows:

•
Serving on our board of directors requires significant time and attention. Directors are expected to spend the time needed and meet as often as necessary to discharge their responsibilities properly. It is expected that, without specific approval from our board of directors: (i) no director shall serve on more than five public company boards (including our board) or on the board of any company that, in our board’s judgment, materially competes with the Company, (ii) if any officer of the Company is also a director of the Company, such officer may not serve on more than two public company boards (including our board), and (iii) no member of the audit committee shall serve on more than three public company audit committees (including the Company’s audit committee). Directors should advise the chairperson of the nominating and corporate governance committee before accepting membership on other boards of directors or other significant commitments involving affiliation with other businesses, non-profit entities or governmental units.

In addition, the nominating and corporate governance committee considers individual qualifications, including relevant career experience, strength of character, maturity of judgment and familiarity with our business and industry, as well as all other factors it considers appropriate for all board nominations, whether made by shareholders or others.

The following skills and experiences were considered by the nominating and corporate governance committee in nominating our continuing non-employee directors:

Current Board Member with Substantial Related Experience	Core-competency / Experience	Representative Relevant Skill Sets
Michelle Griffin	Compliance and risk management; therapeutics / drug discovery: commercialization expertise; finance

Director of life sciences companies; audit committee chair experience; CEO/CFO experience; overall extensive operational experience in the biotechnology industry and deep experience in public company financial matters; MBA

Robert Hershberg, PhD, MD	Therapeutics / drug discovery: extensive R&D and commercialization expertise

CEO positions in the biotechnology industry; deep technical expertise; overall extensive executive leadership experience in the biotechnology industry, including operational experience managing sustained revenue and commercial growth in a strategic manner; PhD/MD

Peter Neupert	Diagnostic and pharmaceutical services: commercial expertise; capital growth; finance (funding)

Director of diagnostic laboratory services provider; venture capital provider experience; overall extensive experience in executive leadership roles in the health services sector and as a member of the board of directors of several organizations in the biotechnology industry; MBA

Katey Owen, PhD	Therapeutics / drug discovery: R&D expertise	Director level position in pharmaceutical development; overall extensive scientific expertise and strategic insights into commercialization and manufacturing at scale; PhD

All board members have global expansion and distribution experience, as well as high level strategic corporate development knowledge.

While we do not have a formal policy on diversity for members of the board of directors, the nominating and corporate governance committee values and, as reasonable, acts on the need for a variety of skills, experiences, viewpoints and characteristics when considering new candidates.

Family Relationships

Chad Robins, our Chief Executive Officer and Chairman of our board of directors, is the brother of Dr. Harlan Robins, our Chief Scientific Officer. There are no other family relationships among any of our directors or executive officers.

Board Leadership Structure

Our board of directors has concluded that our current board leadership structure is appropriate for Adaptive’s needs at this time. Our board of directors continues to believe that the combined role of chairperson and chief executive officer promotes united leadership and direction and provides management a clear focus to execute our strategy and business plans. As Chief Executive Officer, Mr. Robins is best suited to ensure that critical business issues are brought before our board of directors, which enhances our board of directors’ ability to develop and implement business strategies.

In his role as lead independent director, Mr. Neupert presides over the independent director sessions of our board of directors in which Mr. Robins, as our Chief Executive Officer, does not participate and serves as a liaison to management on behalf of the non-employee members of our board of directors. Mr. Neupert has been on our board of directors since December 2013, is an independent director who serves on our compensation and human capital committee, audit committee and our nominating and corporate governance committee, has been an executive officer of public companies, and has meaningful experience as an independent director for other public companies. Accordingly, we believe Mr. Neupert provides a strong voice for our independent directors.

All directors are encouraged to suggest the inclusion of agenda items and meeting materials, and any director is free to raise at any board meeting items that are not on the agenda for that meeting.

Our non-employee directors regularly meet in executive sessions without the presence of any members of management. The lead independent director presides at these meetings and provides the guidance and feedback of our non-employee directors to our Chairman and management team.

Our board of directors, as a whole, has responsibility for risk oversight, and each committee of our board of directors oversees and reviews risk in areas that are relevant to it, including: (1) for the compensation and human capital committee, risks associated with our compensation arrangements and policies; (2) for the nominating and corporate governance committee, periodic review and update of our code of conduct and ethics as well as corporate governance-specific policies; and (3) for the audit committee, internal controls and regulatory risks related to accounting and finance, as well as regular review of healthcare compliance, cybersecurity and privacy risks. The risk oversight responsibility of our board of directors and its committees is supported by our management reporting processes, which are designed to provide visibility to our board of directors and to our personnel who are responsible for risk assessment information about the identification, assessment and management of critical risks.

Size of Board

Our board of directors currently consists of five members. Our directors hold office until their successors have been elected and qualified or until the earlier of their resignation or removal. Our Articles of Incorporation and Bylaws provide that our directors may only be removed for cause and then only by the holders of the shares entitled to elect the director or directors whose removal is sought if, with respect to a particular director, the number of votes cast in favor of removing such director (or the entire board of directors) exceeds the number of votes cast against removal, and that any vacancy on our board of directors, including a vacancy resulting from an enlargement of our board of directors, may be filled only by the affirmative vote of a majority of our directors then in office.

Staggered Board and Shareholder Proposals

In accordance with the terms of our Articles of Incorporation, our board of directors is divided into three staggered classes of directors and each director is assigned to one of the three classes. We continue to believe that this board structure is the best choice for Adaptive at this time.

At each annual meeting of the shareholders, a class of directors will be elected for a three-year term to succeed the directors of the same class whose terms are then expiring. The terms of the directors will expire upon the election and qualification of successor directors at the annual meeting of shareholders to be held during the years 2026 for the Class I directors, 2027 for the Class II directors and 2028 for the Class III director.

Our Articles of Incorporation and Bylaws provide that the number of directors shall be fixed from time to time by a resolution of the majority of our board of directors.

Shareholder proposals may be tendered in the first quarter; however, the division of our board of directors into three classes with staggered three-year terms may delay or prevent shareholder efforts to effect an immediate change of our management or a change in control.

While we have no formal policy with respect to shareholder nominees, the committee will consider recommendations validly made by our shareholders pursuant to Rule 14a-8 under the Exchange Act and our Bylaws.

Board Governance Guidelines

Our board of directors has adopted corporate governance guidelines covering, among other things, the duties and responsibilities of and independence standards applicable to our directors and board committee structures and responsibilities. These guidelines are available on the “Governance” section of our website at https://investors.adaptivebiotech.com/governance/governance-documents.

Our corporate governance guidelines provide our board of directors with flexibility to combine or separate the positions of chairperson of our board of directors and chief executive officer and to appoint a lead independent director in accordance with its determination that using one or the other structure would be in our best interests. Chad Robins is the current chairman of our board of directors and Peter Neupert currently serves as the lead independent director of our board of directors.

Attendance by Members of the Board at Meetings

Our board of directors held four meetings and acted by unanimous written consent two times during the year ended December 31, 2025. No current director attended fewer than 75% of the total number of meetings of the board of directors and of committees of the board of directors on which such director served during the fiscal year ended December 31, 2025. Former director Michael Pellini, MD attended fewer than 75% of the total number of meetings of the board of directors and all of the meetings of committees of the board of directors on which he served held during his tenure during the fiscal year ended December 31, 2025. Currently, we do not maintain a formal policy regarding director attendance at the Annual Meeting; however, it is expected that, absent compelling circumstances, each of our directors will attend our Annual Meeting via the Internet. All directors attended the virtual annual meeting in 2025.

Executive Sessions

Our non-employee directors meet regularly in executive sessions without management to consider such matters as they deem appropriate. Our lead independent director, Mr. Neupert, presides over all executive sessions.

Committees of our Board of Directors

Our board of directors has established an audit committee, a compensation and human capital committee and a nominating and corporate governance committee, each of which operates pursuant to a written charter adopted by our board of directors. Our board of directors may also establish other committees from time to time to assist the board of directors. The composition and functioning of all of our committees comply with all applicable requirements of the Sarbanes-Oxley Act, Nasdaq and Securities and Exchange Commission (“SEC”) rules and regulations, subject to applicable phase-in periods for committees. Each committee has a charter, which is available on our website at https://investors.adaptivebiotech.com/governance/governance-documents.

Independence and Current Committee Positions

Our board of directors has determined that all members of our board of directors, except Chad Robins, are independent directors for purposes of the rules of Nasdaq and the SEC. In making this determination, our board of directors considered the relationships that each non-employee director has with us and all other facts and circumstances that our board of directors deemed relevant, including the beneficial ownership of our common stock by each non-employee director. The composition and functioning of our board of directors and each of our committees complies with all applicable requirements of Nasdaq and the rules and regulations of the SEC.

The composition of our board committees and independence of their members are summarized below:

Name	Independent	Audit Committee	Compensation and Human Capital Committee	Nominating and Corporate Governance Committee
Michelle Griffin	Yes	Member (Chair)
Robert Hershberg, PhD, MD	Yes		Member (Chair)	Member
Peter Neupert(1)	Yes	Member	Member	Member (Chair)
Katey Owen, PhD	Yes	Member	Member
Chad Robins	No

(1)
Lead Independent Director

Audit Committee Service and Responsibilities

Michelle Griffin, Peter Neupert and Katey Owen, PhD serve on the audit committee, which is currently chaired by Ms. Griffin. The audit committee met five times and acted by unanimous written consent one time during 2025. Our board of directors has determined that each member of the audit committee during 2025 was and is “independent” as that term is defined in Nasdaq rules and has sufficient knowledge in financial and auditing matters to serve on the audit committee. In addition, our board of directors has determined that Ms. Griffin, Mr. Neupert and Dr. Owen each meet the heightened independence requirements for audit committee members required under Section 10A of the Exchange Act and related SEC and Nasdaq rules.

Our board of directors has determined that the chair of our audit committee, Ms. Griffin, is an “audit committee financial expert,” as defined in Item 407(d)(5)(ii) of Regulation S-K. The audit committee’s responsibilities include:

•
Appointing, approving the compensation of and assessing the independence of our independent registered public accounting firm.
•
Pre-approving audit and permissible non-audit services, and the terms of such services, to be provided by our independent registered public accounting firm.
•
Reviewing the overall audit plan with our independent registered public accounting firm and members of management responsible for preparing our financial statements.
•
Reviewing and discussing with management and our independent registered public accounting firm our annual and quarterly financial statements and related disclosures, as well as critical accounting policies and practices used by us.
•
Coordinating the oversight and reviewing the adequacy of our internal control over financial reporting.
•
Establishing policies and procedures for the receipt and retention of accounting-related complaints and concerns.
•
Recommending, based upon the audit committee’s review and discussions with management and our independent registered public accounting firm, whether our audited financial statements should be included in our Annual Report on Form 10-K.
•
Monitoring the integrity of our financial statements and our compliance with legal and regulatory requirements as they relate to our financial statements and accounting matters.
•
Preparing the audit committee report required by SEC rules to be included in our annual proxy statement.
•
Reviewing related person transactions for potential conflict of interest situations and approving such transactions in accordance with our policies.
•
Reviewing content and talking points of our quarterly earnings releases in parallel with the full board of directors.

In addition, the audit committee periodically reviews our insider trading policy, which prohibits short sales, pledging, hedging or other monetization transactions, and other transactions which would, if consummated, allow insiders to continue to own our securities without the full risks and rewards of ownership. See also the section entitled “Insider Trading Policy” elsewhere in this proxy statement.

Compensation and Human Capital Committee Service and Responsibilities

Robert Hershberg, PhD, MD, Peter Neupert and Katey Owen, PhD serve on the compensation and human capital committee, chaired by Dr. Hershberg. The committee met four times and acted by unanimous written consent two times during 2025. Our board of directors has determined that each member of the compensation and human capital committee during 2025 was and is “independent” as that term is defined in Nasdaq rules and is a “non-employee director” under Rule 16b-3 under the Exchange Act. In addition, our board of directors has determined that Dr. Hershberg, Mr. Neupert and Dr. Owen each meet the heightened independence requirements for compensation and human capital committee purposes under Section 10C of the Exchange Act and related SEC and Nasdaq rules. The compensation and human capital committee’s responsibilities include:

•
Reviewing and approving our philosophy, strategies, policies and plans with respect to the compensation of our Chief Executive Officer and our other executive officers.
•
Reviewing and approving the compensation of our Chief Executive Officer and our other executive officers.
•
Reviewing and assessing the independence of compensation advisors.
•
Overseeing and administering our equity incentive plans.
•
Preparing the compensation and human capital committee reports required by the SEC, including our “Compensation Discussion and Analysis” disclosure.
•
Reviewing and approving director compensation.
•
Reviewing and approving compensation-related matters outside the ordinary course, such as severance or change-in-control agreements or plans and amendments thereto.

Nominating and Corporate Governance Committee Service and Responsibilities

Peter Neupert and Robert Hershberg, PhD, MD, serve on the nominating and corporate governance committee, chaired by Mr. Neupert. The nominating and corporate governance committee acted by unanimous written consent two times during 2025. Our board of directors has determined that each of Mr. Neupert and Dr. Hershberg is “independent” as defined in Nasdaq rules. The nominating and corporate governance committee’s responsibilities include:

•
Developing and recommending to the board of directors criteria for board and committee membership, including the formal set of board nomination and service qualifications shared under “Our Criteria for Board Nomination and Service” above.
•
Establishing procedures for identifying and evaluating board of director candidates, including nominees recommended by shareholders.
•
Reviewing the composition of the board of directors to ensure that it is composed of members containing the appropriate skills and expertise to advise us.
•
Identifying and screening individuals qualified to become members of the board of directors.
•
Recommending to the board of directors the persons to be nominated for election as directors and to each of the board’s committees.
•
Developing and recommending to the board of directors a code of business conduct and ethics and a set of corporate governance guidelines.
•
Overseeing the evaluation of our board of directors and management.

The nominating and corporate governance committee will consider director candidates recommended by shareholders on the same basis that it evaluates other nominees for director. Shareholders who wish to recommend a candidate to our nominating and corporate governance committee for consideration for nomination should send to us, at our principal executive offices, information regarding the candidate. In order to identify potential director candidates, the committee may utilize its or our existing networks or retain a third-party recruiting firm.

Compensation and Human Capital Committee Interlocks and Insider Participation

As noted above, Robert Hershberg, PhD, MD, Peter Neupert and Katey Owen, PhD served as members of our compensation and human capital committee during 2025. During 2025, none of the members of our compensation and human capital committee were officers or employees or had a relationship requiring disclosure under “Relationships and Related Party Transactions.” None of our executive officers currently serves, nor in the past year has served, as a member of the board of directors or compensation and human capital committee of any entity that has one or more executive officers serving on our board of directors or compensation and human capital committee.

Insider Trading Policy

We have adopted an insider trading policy that applies to our employees, directors, officers, and consultants, their family members and entities over which such individuals have or share voting or investment control, in addition to anyone who receives material non-public information (“MNPI”) from an Adaptive insider or is otherwise designated under the policy (collectively, “covered persons”). The insider trading policy also applies to Adaptive itself when it transacts in securities, including to generally prohibit the grant of equity awards while in possession of MNPI and to provide guidelines around repurchases of our securities, which would generally be made only pursuant to a Rule 10b5-1 trading plan established when we are not in possession of MNPI. Our insider trading policy is designed to promote compliance with applicable insider trading laws, rules and regulations and applicable listing standards. Among other things, our insider trading policy (i) prohibits trading by covered persons in our securities while in possession of MNPI about Adaptive, except under trading plans that meet the requirements of Rule 10b5-1 under the Exchange Act, or in the securities of any other company with respect to which such covered persons have received MNPI as a result of their relationship with or employment by Adaptive, (ii) prohibits disclosing MNPI to others who may trade in Adaptive securities or in the securities of any other publicly traded company on the basis of such MNPI, and (iii) specifies our blackout periods (and who is subject to such periods), our insider trading windows and pre-clearance procedures (and who is subject to such procedures) and requirements and procedures regarding Rule 10b5-1 trading plans. A copy of our insider trading policy was filed as Exhibit 19 to our 2025 Annual Report on Form 10-K filed with the SEC on February 26, 2026.

CODE OF CONDUCT

We have adopted a written code of business conduct and ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions. The code is updated periodically; a current copy is posted on our website at www.adaptivebiotech.com. While we make ministerial and technical amendments to the code of conduct and ethics from time to time, if we make any substantive amendments to, or grant any waivers from, the code for any officer or director, we will disclose the nature of such amendment or waiver on our website or in a current report on Form 8-K.

DIRECTOR COMPENSATION

The following table presents the total compensation for each person who served as a non-employee member of our board of directors at any time during the year ended December 31, 2025. Other than as set forth in the table and described more fully below, we did not pay any compensation, make any additional equity awards or non-equity awards to or pay any other compensation to any of the non-employee members of our board of directors in 2025. We reimburse non-employee members of our board of directors for reasonable travel and out-of-pocket expenses incurred in attending meetings of our board of directors and committees of our board of directors. We also do not, and do not expect to, provide separate compensation to our directors who are also our employees, such as Chad Robins, our Chief Executive Officer. Mr. Robins’ compensation as our principal executive officer in 2025 is reported in the “Executive Compensation” section of this proxy statement.

Name	Fees Earned or Paid in Cash	Option Awards(1)	Stock Awards(2)	Total
Michelle Griffin(3)	$80,000	$124,998	$124,999	$329,997
Robert Hershberg, PhD, MD(4)	75,000	124,998	124,999	324,997
Peter Neupert(5)	105,000	124,998	124,999	354,997
Katey Owen, PhD(6)	60,000	124,998	124,999	309,997
Michael Pellini, MD(7)	26,466	124,998	124,999	276,463

(1)
In accordance with SEC rules, amounts in this column reflect the aggregate grant date fair value of stock options granted during 2025 computed in accordance with Accounting Standards Codification (“ASC”) Topic 718, Compensation-Stock Compensation (“ASC 718”), rather than the amounts paid or realized by the named individual. We provide information regarding the assumptions used to calculate grant date fair value of our stock options in Note 14 to our audited consolidated financial statements filed with our Annual Report on Form 10-K for the year ended December 31, 2025. For 2025 option awards, the number of option shares was determined by dividing the target economic value of each individual’s stock option award by the corresponding ASC 718 fair value using a Black-Scholes valuation of $5.27.
(2)
In accordance with SEC rules, amounts in this column reflect the aggregate grant date fair value of restricted stock units (“RSUs”) granted during 2025 computed in accordance with ASC 718, rather than the amounts paid or realized by the named individual. We provide information regarding the assumptions used to calculate the grant date fair value of our RSUs in Note 14 to our audited consolidated financial statements filed with our Annual Report on Form 10-K for the year ended December 31, 2025.
(3)
As of December 31, 2025, Ms. Griffin held (i) options to purchase 176,552 shares of our common stock, 170,620 of which were vested and exercisable as of such date; and (ii) 15,394 unvested RSUs.
(4)
As of December 31, 2025, Dr. Hershberg held (i) options to purchase 169,468 shares of our common stock, 163,536 of which were vested and exercisable as of such date; and (ii) 15,394 unvested RSUs.
(5)
As of December 31, 2025, Mr. Neupert held (i) options to purchase 264,468 shares of our common stock, 258,536 of which were vested and exercisable as of such date; and (ii) 15,394 unvested RSUs.
(6)
As of December 31, 2025, Dr. Owen held (i) options to purchase 122,930 shares of our common stock, 116,998 of which were vested and exercisable as of such date; and (ii) 15,394 unvested RSUs.
(7)
Dr. Pellini was not nominated for re-election to our board of directors at our 2025 annual meeting of shareholders and his term ended following such meeting on June 10, 2025. As of December 31, 2025, Dr. Pellini had no outstanding stock options or RSUs.

Our board of directors has adopted a non-employee director compensation policy that is designed to enable us to attract and retain, on a long-term basis, highly qualified non-employee directors. Specifically, we provided $60,000 annual cash retainer payments payable quarterly in arrears, to each director who is not an employee of ours, with additional amounts for those serving as Lead Independent Director and chairpersons of our audit, compensation, and nominating and corporate governance committees, as set forth below:

Additional Annual Fee
Lead Independent Director	$35,000
Audit Committee Chairperson	20,000
Compensation and Human Capital Committee Chairperson	15,000
Nominating and Corporate Governance Committee Chairperson	10,000

In addition, subject to board discretion, each non-employee director initially elected or appointed to our board of directors will receive a grant with a total target economic value equivalent to $400,000, and beginning in 2026 is comprised 100% of RSUs. 25% of the shares in the initial RSU grant vest on each of the first four anniversaries of the vesting commencement date, subject to continuous service through each applicable vesting date.

Our non-employee director compensation policy sets the total target economic value of the annual director equity grants at $250,000, and beginning in 2026 is comprised 100% of RSUs. 100% of the shares in the annual RSU grant vest on the first anniversary of the vesting commencement date, subject to continuous service through the applicable vesting date.

The aggregate amount of compensation, including both the equity compensation and cash compensation, paid to any non-employee director in a fiscal year will not exceed $750,000 for the first year of service and $600,000 for each year of service thereafter.

PROPOSAL 1: ELECTION OF DIRECTORS

Pursuant to our Articles of Incorporation and our Bylaws, the total number of directors constituting the board of directors is fixed from time to time by the board. The current authorized number of directors is fixed at five. The board of directors is divided into three classes, each containing as nearly as possible an equal number of directors. The current term of office of our Class I directors expires at the Annual Meeting, while the term for our Class II directors expires at our 2027 annual meeting of shareholders and the term for our Class III director expires at our 2028 annual meeting of shareholders.

Based upon the recommendation of our nominating and corporate governance committee, the board has nominated Robert Hershberg, PhD, MD and Katey Owen, PhD, each currently a Class I director, for election at the Annual Meeting. If elected at the Annual Meeting, Dr. Hershberg and Dr. Owen will each serve a three-year term expiring at our 2029 annual meeting of shareholders and until a successor is duly elected and qualified as a Class I director, or until their earlier death, resignation or removal. At the Annual Meeting, proxies cannot be voted for a greater number of individuals than the nominees named in this proxy statement.

The board of directors and the nominating and corporate governance committee believe the skills, qualities, attributes and experience of our directors provide us with business acumen and a wide range of perspectives to engage each other and management to effectively address our evolving needs and represent the best interests of our shareholders.

If any nominee should become unavailable for election prior to the Annual Meeting, an event that currently is not anticipated, the proxies will be voted in favor of the election of a substitute nominee or nominees proposed by the board of directors or the number of directors may be reduced accordingly. Each nominee has agreed to serve if elected and the board of directors has no reason to believe that any nominee will be unable to serve.

We confirm as well that vacancies on the board, including any vacancy created by an increase in the size of the board, may be filled only by a majority of the directors remaining in office, even though less than a quorum of the board, or a sole remaining director. A director elected by the board to fill a vacancy will serve until the next election of the class of directors for which such director was chosen and until such director’s successor is elected and qualified, or until such director’s earlier retirement, resignation, disqualification, removal or death.

Class I Director Nominees Biographies

Set forth below is biographical information for the nominees and a summary of the specific qualifications, attributes, skills and experiences which led our board of directors to conclude that the nominees should serve on the board of directors at this time.

Robert Hershberg, PhD, MD, has served on our board of directors since February 2013. Dr. Hershberg is currently Chairman and Chief Executive Officer of Hillevax, Inc., a public biopharmaceutical company focused on developing and commercializing novel vaccines, a position he has held since 2020, and has been a Venture Partner at Frazier Healthcare Partners since March 2020. Formerly, from April 2017 to March 2020, Dr. Hershberg was the executive vice president and head of business development and global alliances at Celgene (acquired by Bristol-Myers Squibb in November 2019). He was employed in positions of ascending responsibility at Celgene since joining the company in 2014, including his role as Chief Scientific Officer from January 2016 to March 2020. Dr. Hershberg previously served in several roles at VentiRx Pharmaceuticals, Inc., a clinical stage biopharmaceutical company, which he co-founded in 2006, and was Chief Executive Officer of VentiRx from 2012 until the company’s acquisition by Celgene in February 2017. Dr. Hershberg currently serves as chairman of the board of directors of Recursion Pharmaceuticals, Inc., a public company specializing in drug discovery, and on several private biotechnology boards of directors (Cajal Neuroscience, Vesto Therapeutics, Inc., and Beckley Psytech Ltd). He is also on the scientific advisory board of Danaher Corporation and the Institute of Protein Design at the University of Washington. Dr. Hershberg completed the Medical Scientist Training Program (MSTP) and holds a PhD in Biology from the University of California, San Diego’s Affiliated PhD Program with the Salk Institute for Biological Studies and an MD and a BA from the University of California, Los Angeles. We believe Dr. Hershberg is qualified to serve on our board of directors based on his extensive technical expertise and executive leadership in the biotechnology industry.

Katey Owen, PhD, has served as a member of our board of directors since March 2021. Dr. Owen joined the Gates Foundation, a private foundation with the goal to enhance healthcare and reduce extreme poverty, in 2013 as Deputy Director of Vaccine Development. In 2017, she stepped into the role of Director, Neglected Tropical Diseases. In this role, Dr. Owen holds end-to-end responsibilities for a portfolio of investments with the goal to eliminate tropical diseases from the planet. In addition, Dr. Owen assumed the position of Director, Vaccine Development in November 2022, with responsibility for target selection, development and commercialization focusing on 100+ vaccine candidates. More recently, Dr. Owen also assumed responsibility for facilitating pharmaceutical companies’ interactions with the Gates Foundation via the Gates – Pharma Global Health Roundtable. Prior to joining the Gates Foundation, Dr. Owen held roles of increasing responsibility at Merck & Co., including Executive Director, Merck Vaccines, Sr. Director, Merck Manufacturing Division, and Director, Merck Research Laboratories. She currently serves as a board observer for VitriVax, Inc. and The End Fund and sits on the board of directors for the Coalition for Epidemic Preparedness and Innovations. Dr. Owen holds a PhD in Molecular Virology and a BS in Genetic Biology from Purdue University. We believe Dr. Owen is qualified to serve on our board of directors based on her extensive scientific expertise and strategic insights into commercialization and manufacturing at scale.

Board Recommendation

THE BOARD RECOMMENDS A VOTE “FOR” THE NAMED CLASS I DIRECTOR NOMINEES.

Additional Biographical Information about Other Directors Not Standing for Election at this Meeting

Class II Directors with Terms Expiring at the 2027 Annual Meeting Biographies

Michelle Griffin has served on our board of directors since March 2019. Ms. Griffin previously served on the boards of directors of Acer Therapeutics, Inc., formerly a public pharmaceutical company, HTG Molecular Diagnostics, Inc., formerly a public commercial-stage life sciences company, Chinook Therapeutics, formerly a public clinical-stage biotechnology company, PhaseRx, Inc., formerly a public life sciences company, OncoGenex Pharmaceuticals Inc. (now Achieve Life Sciences, Inc.) and Sonus Pharmaceuticals, Inc. (now Achieve Life Sciences, Inc.), and she served as chair of the audit committee during her terms on the boards of directors of several of these companies. Ms. Griffin also served as Executive Vice President, Operations, and Chief Financial Officer at OncoGenex Pharmaceuticals, Inc. from January 2011 to April 2013, served as Acting Chief Executive, Senior Vice President and Chief Operating Officer at Trubion Pharmaceuticals, Inc. from November 2009 until its acquisition in October 2010 and as its Chief Financial Officer from January 2006 to November 2009; served as Senior Vice President and Chief Financial Officer of Dendreon Corp. from August 2005 to January 2006, and served as Chief Financial Officer of Corixa Corp from October 1997 until its acquisition in August 2005. Ms. Griffin holds a BS in marketing from George Mason University and an MBA from Seattle University. We believe Ms. Griffin is qualified to serve as a member of our board of directors based on our review of her extensive operational experience in the biotechnology industry and deep experience in public company financial matters.

Peter Neupert has served as a member of our board of directors since December 2013. Mr. Neupert served as an Operating Partner at Health Evolution Partners, a private equity fund, from February 2012 to July 2014. Prior to joining Health Evolution Partners, Mr. Neupert served as Corporate Vice President, Health Solutions Group at Microsoft from August 2005 to January 2012, and as the Chief Executive Officer and Chairman of the board of directors of Drugstore.com, which he joined in July 1998. Mr. Neupert currently serves on the board of directors of Laboratory Corporation of America Holdings, a public clinical laboratory company, and Fortrea Holdings Inc. (“Fortrea”), a clinical research organization. Mr. Neupert served as acting Chief Executive Officer of Fortrea from May 2025 to August 2025 and currently serves as chair of their board. He has previously served as a member of the board of directors of several private companies. Mr. Neupert served as a member of the Board of Trustees of Fred Hutchinson Cancer Research Center from June 2007 to June 2020. Mr. Neupert holds an MBA from the Tuck School of Business at Dartmouth College and a BA in Philosophy from Colorado College. We believe Mr. Neupert is qualified to serve on our board of directors based on his extensive experience in leadership roles in the health services sector and as a member of the board of directors of several organizations in the biotechnology industry.

Class III Director with Term Expiring at the 2028 Annual Meeting Biography

Chad Robins co-founded our company in September 2009 and has served as our Chief Executive Officer and a member of our board of directors since incorporation. Mr. Robins currently serves on the board of directors of Headlight, Washington Roundtable, AltPep and Life Science Washington and Coalition for 21st Century Medicine, where he serves as Chair of the board. Prior to co-founding our company, Mr. Robins held numerous executive-level positions in medical technology, investment and real estate companies. Mr. Robins holds an MBA from The Wharton School at the University of Pennsylvania and a BS in Managerial Economics from Cornell University. We believe Mr. Robins is qualified to serve as a member of our board of directors based on our review of his experience, qualifications, attributes and skills, including co-founding our company and his executive leadership experience in the biotechnology industry.

EXECUTIVE OFFICERS

The following table sets forth certain information about our executive officers:

Name	Age	Position(s)
Chad Robins	51	Chief Executive Officer and Chairman
Kyle Piskel	42	Chief Financial Officer
Sharon Benzeno, PhD	52	Chief Commercial Officer, Immune Medicine
Susan Bobulsky	45	Chief Commercial Officer, MRD
Francis Lo	45	Chief People Officer
Harlan Robins, PhD	53	Chief Scientific Officer
Julie Rubinstein	54	President and Chief Operating Officer

The following is a biographical summary of the experience of our current executive officers, with the exception of Mr. Robins, whose biographical summary is set forth under the caption “Class III Director with Term Expiring at the 2028 Annual Meeting Biography.”

Kyle Piskel has served as our Chief Financial Officer since April 2024. He joined us in September 2015 and has served in various roles of increasing levels of responsibility, including as Interim Chief Financial Officer from February 2022 to June 2022 and Principal Accounting Officer since October 2021. Prior to joining us, Mr. Piskel was an Accounting Manager at Expedia Group from October 2014 to August 2015. Prior to joining Expedia Group, Mr. Piskel was in the Assurance services practice at Ernst and Young, LLP from August 2007 to October 2014. Mr. Piskel is a former certified public accountant and holds a BA in Business Administration from Eastern Washington University and a Master of Accountancy from Gonzaga University.

Sharon Benzeno, PhD, has served as our Chief Commercial Officer, Immune Medicine since April 2022. Before this, she served as Chief Business Development Officer from April 2020 to April 2022, Senior Vice President, Drug Discovery from February 2018 to April 2020 and in business development roles of ascending responsibility from September 2014 to February 2018. Prior to joining us, Dr. Benzeno served as Senior Director at Elsevier Inc., a healthcare informatics company, from December 2013 to September 2014, as Senior Manager in the oncology business unit at Capgemini SE, a French consulting and technology services company, from May 2011 to December 2013, and as Oncology Alliance Manager and Senior Scientific Manager at AstraZeneca plc from September 2005 to May 2011. Dr. Benzeno holds a PhD in Biomedical Sciences from New York University School of Medicine, an MBA in Finance and Leadership from New York University Stern School of Business and a BA in Biochemistry from New York University. Dr. Benzeno completed a postdoctoral fellowship in cancer biology at the University of Pennsylvania Abramson Cancer Center.

Susan Bobulsky has served as our Chief Commercial Officer, MRD, since January 2024. Before this, she served in commercial and strategic planning roles of ascending responsibility since joining Adaptive in September 2014. Prior to joining Adaptive, Ms. Bobulsky was an Associate Principal with ZS Associates, a healthcare management consulting firm, where she worked for nine years specializing in commercialization strategy and execution for therapeutic and diagnostic products. Ms. Bobulsky holds an MBA from the Stanford Graduate School of Business and a BS in Science, Technology and Society from Stanford University.

Francis Lo has served as our Chief People Officer since May 2019. Prior to joining us, from March 2017 to April 2019, Mr. Lo served as Vice President, Human Resources at Whole Foods Market, Inc. Prior to that, from 2011 to 2017, Mr. Lo also served in various roles of ascending responsibility at Starbucks Corporation, including as Director, Global Talent Management and as the Dean of Starbucks China University. Mr. Lo holds an MBA in Business Administration from Stanford University Graduate School of Business and a BA in the Plan II Honors Program from the University of Texas at Austin.

Harlan Robins, PhD, co-founded our company in September 2009 and has served as either our Chief Scientific Officer or our Head of Innovation since incorporation. Dr. Robins has served in various roles in the Computational Biology Program at Fred Hutchinson Cancer Research Center, including as an Assistant Faculty Member from 2006 to 2011, as an Associate from 2011 to April 2016 and as a Full Member and the Head of the program from April 2016 to June 2019. Dr. Robins holds a BS in Physics from Harvard University and an MS and PhD in Physics from the University of California, Berkeley with a visiting appointment to the California Institute of Technology. Dr. Robins received postdoctoral appointments in the particle theory group at the Weizmann Institute of Science in Israel and at the Institute for Advanced Study at Princeton University. At Princeton, Dr. Robins developed bioinformatics algorithms for micro-RNA targets and bacterial genome analysis.

Julie Rubinstein has served as our President since February 2018 and assumed a strategic operating role as Chief Operating Officer in April 2023. Previously at Adaptive, Ms. Rubinstein served as our Chief Business Officer from January 2016 to February 2018, and our head of Corporate and Business Development from April 2011 to January 2016. Prior to joining us, Ms. Rubinstein held various worldwide commercial development roles at Pfizer’s Oncology division, primarily focusing on cancer immunotherapy. She also served in various roles with Johnson & Johnson Services, Inc., including in Europe. Ms. Rubinstein currently serves on the Board of Trustees for The Valerie Fund, a pediatric oncology organization in New Jersey and New York, and for The Gift of Life, a registry for stem cell and bone marrow transplantations. Ms. Rubinstein holds an MBA from Harvard Business School and dual undergraduate degrees from The Wharton School and Annenberg School of Communications at the University of Pennsylvania.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

This compensation discussion and analysis (“CD&A”) describes the philosophy, design, objectives, process, components and additional aspects of our 2025 executive compensation program. This CD&A is intended to be read in conjunction with the tables that immediately follow this section, which provide further compensation information for the following named executive officers:

Name	Position
Chad Robins	Chief Executive Officer and Chairman
Kyle Piskel	Chief Financial Officer
Susan Bobulsky	Chief Commercial Officer, MRD
Harlan Robins, PhD	Chief Scientific Officer
Julie Rubinstein	President and Chief Operating Officer

2025 Say-on-Pay Voting Results, Our Responsiveness, and Pay-Versus-Performance Alignment

We annually assess the competitiveness of our executive compensation and governance policies and practices relative to other similarly-situated high-growth biotechnology and diagnostics companies. Our executive compensation program is structured to incentivize and reward strong corporate performance that leads to long-term value creation. The corporate performance portion of our annual non-equity incentive awards draws directly from the achievement of corporate goals we establish each year and, for 2025, captured a milestone in our history: quarterly adjusted EBITDA profitability in our MRD business beginning in Q2 2025.

We continued to engage in one-on-one shareholder engagement discussions with investors in 2025 to obtain additional feedback about our corporate governance processes, compensation philosophy and executive compensation program design. A number of these discussions included the participation by Dr. Hershberg, chair of our compensation and human capital committee, and Mr. Neupert, lead independent director and chair of our nominating and corporate governance committee. We consider the feedback heard in these outreach conversations and our overall Say-on-Pay support level (98.8% in our most recent vote) when designing our executive compensation program.

We took the following actions in 2025 to specifically address points of feedback received in meetings with several of our shareholders and director Dr. Hershberg concerning our compensation program:

•
Diligently Managed Burn Rate: In light of our stock price volatility at the end of 2024 and in early 2025, we continued to generally pursue a flat-share grant approach for the executive team in aggregate. This was the second year in a row that such action was taken to manage overall equity dilution.
•
Grant PSUs to Certain Executive Officers: In 2025, we continued to make market-based performance stock unit (“PSU”) grants with a 3-year performance period to each of our Chief Executive Officer, Chief Scientific Officer, Chief Financial Officer, and President and Chief Operating Officer, as we have since 2024. We replaced time-based stock option grants with performance stock units first in 2022 with our Chief Executive Officer and have expanded the program in successive years to more members of our executive team. We also made a one-time PSU grant with a financial metric to our Chief Commercial Officer, MRD, as described in “Special 2025 PSU Award to Ms. Bobulsky” below.
•
Reframed Pay Philosophy: Our historical pay philosophy oriented around the 75th percentile as a competitive objective for equity grants. For 2025 and beyond, and in light of the increasing maturity of our business and talent strategy, we have adjusted our pay philosophy to generally target the market median across all pay elements, with flexibility to move up or down in the competitive range based on an incumbent’s experience level and performance in-role.

In addition to the items noted above, we also took the following actions in 2026 to continue to enhance the pay-and-performance orientation of our executive compensation program going forward and address investor feedback:

•
Further Expanded PSU Program: Effective for 2026 annual equity grants, we expanded the PSU program to cover all executive officers. The standard equity mix for our executive officers is now 50% RSUs and 50% PSUs.
•
Added MRD Revenue CAGR Metric to PSUs: Our PSU program has historically focused exclusively on relative total shareholder return (“rTSR”). Starting in 2026, we added an MRD revenue compound annual growth rate (“CAGR”) metric. Both metrics are measured over 3 years and have a 50% weighting.

In our evaluation of chief executive officer (“CEO”) pay, we also considered the alignment between pay and performance through target, reported and realizable pay. Given the emphasis we place on equity compensation to align our executives’ interests with our shareholders’ interests, this allowed us to view pay not only as an absolute number but also as an evolving valuation. As a part of this review, the compensation and human capital committee felt that our executive compensation structure has appropriately aligned realizable pay with our TSR performance over the 2023 through 2025 timeframe, as illustrated below:

2023-2025 CEO Target Pay vs. Reported Pay vs. Realizable Pay(1) (rounded, in thousands)

(1)
Target Pay is defined as target equity grant value using our stock price on the date of grant, “Target Annual Incentive Opportunity” as reported in the “Incentive Compensation and 2025 Goals Achievement” section and annual salary in place at the end of each year. Reported Pay is defined as value as reported in the “Summary Compensation Table” table for each applicable pay element, which valuation methodologies are described in the “Summary Compensation Table.” Realizable Pay is defined as “Salary” and “Non-Equity Incentive Plan Compensation” as reported in the “Summary Compensation Table” table, as well as equity awards valued at our stock price as of December 31, 2025 ($16.24), with the PSU award payouts shown at an estimated payout level of 200% for PSUs granted in 2023, 2024 and 2025, respectively. Performance is based on our relative TSR performance against the constituents of the S&P Biotechnology Select Industry Index (the “Index”) as of December 31, 2025.

Executive Compensation Design and Philosophy

Our executive compensation philosophy influences all facets of our compensation program as summarized below.

Our Compensation Objectives

•
Link pay to performance and strategy by aligning compensation with achieving relevant financial, strategic and individual performance goals.
•
Emphasize pay-for-performance by delivering a majority of our executive officers' total compensation through variable compensation tied to the achievement of individual and corporate objectives, and overall company performance.
•
Utilize variable compensation components tied to the achievement of annual and long-term objectives.
•
Weight incentives toward long‑term equity, with at least 50% of target compensation delivered in equity awards, aligning executives’ interests with shareholder value and long‑term sustainable performance.
•
Design equity awards to reinforce performance alignment, with at least 50% of equity granted in the form of PSUs.
•
Maintain competitive pay levels and mix by targeting total compensation at or near the median of the peer group and regularly reviewing market data.
•
Promote long‑term decision‑making through stock ownership guidelines that discourage short‑term actions in favor of sustained performance.

How We Aligned Pay Mix to Our Compensation Objectives in 2025

•
Set 92% of CEO’s target compensation (excluding the “All Other Compensation” category) and 90% of other named executive officer's (“NEO”) target compensation (excluding the “All Other Compensation” category) at risk and aligned with short- and long-term performance.

We believe that our compensation philosophy, in practice, promotes a strong linkage across our financial performance and strategic objectives, individual performance and total shareholder return. Our compensation mix balances the achievement of our short-term goals with our long-term performance and attracts, motivates, rewards and retains top-performing executives.

Elements of Executive Compensation

Element of Pay	Base Salary	Annual Incentive Program	Long-Term Incentive Program
Why It Is Provided	Base level of compensation for carrying out day-to-day responsibilities	Incentivizes delivery of corporate goals that position the Company for future growth and allows for an assessment of individual contributions to intra-year results	Incentivizes sustainable long- term company growth Aligns executives with shareholder experience and ties compensation more closely to individual performance for key executive officers
Fixed Pay or Variable Pay	Fixed	Variable	Variable

Establishing Target Annual Equity Values for our Executives

We annually assess our executive compensation levels relative to our peer group and size- and industry-calibrated survey data. Similar to 2024, in an effort to manage potential dilution to shareholders, the compensation and human capital committee continued to generally hold flat the number of aggregate shares granted to the executive team, which includes our named executive officers, in 2025. While the aggregate number of shares was held relatively flat year-over-year, the individual allocation of shares varied slightly year-over-year based on competitiveness to market, tenure and performance in role, and other factors.

Name	Total 2024 Target Units Granted	Total 2025 Target Units Granted	% Variance to Total 2024 Target Units Granted
Chad Robins	709,220	710,000	—%
Rest of 2025 NEOs(1)	1,541,748	1,610,000	4
(1)
Named executive officer variance to 2024 grant levels is primarily driven by Mr. Piskel, who became chief financial officer in 2024 and thus received a larger, role-competitive annual equity award in 2025. Excludes the special PSU award granted to Ms. Bobulsky in 2025 as described below.

Although the peer group benchmarking data would have historically supported higher compensation for Mr. Robins, he has recommended to the compensation and human capital committee since 2020 that he not receive an equity grant value greater than the equity grant value awarded to Dr. Robins. The compensation and human capital committee, having already determined market-competitive individual target equity values for each executive using the market comparisons described below, elected to average the individually-calibrated target equity values to ensure a “zero-sum” process between actual grants to the co-founders and their role-based target equity values. The compensation and human capital committee believes that this process recognizes the criticality of each of our co-founders to our success and the expansive scope of our co-founders’ roles.

Compensation Program

The compensation and human capital committee annually assesses the effectiveness of our executive compensation program in light of our business and talent strategies, evolving regulatory requirements, risk management, and industry market data. The compensation and human capital committee, during its first meeting of the year, determines the achievement of the prior year’s corporate goals for purposes of approving annual cash incentive payouts. Most of the significant adjustments to compensation elements are also approved in the first meeting of the year, though off-cycle actions are periodically taken where appropriate.

Specific issues considered with respect to compensation for 2025 included salary, annual cash incentives and equity compensation in light of our continued growth efforts, the progress of the MRD business toward profitability, shifts in business focus, engagement and retention of executive talent and peer group compensation trends.

For executives other than the Chief Executive Officer, the compensation and human capital committee solicits and considers evaluations and recommendations submitted to the committee by the Chief Executive Officer acting as a representative of management. Such recommendations consider internal pay equity, changes in responsibilities, compensation levels for similar positions in the industry, company performance, total targeted and historical compensation and personal performance and contributions.

In the case of our Chief Executive Officer, Mr. Robins, the evaluation of his performance is conducted by the compensation and human capital committee with feedback from the board of directors, which determines any adjustments to his compensation, as well as awards to be granted. The compensation and human capital committee weighs Mr. Robins’ guidance as a part of a greater assessment of our strategic goals and corporate performance when setting executive officer pay. With respect to Mr. Robins’ compensation, the same considerations are made by the compensation and human capital committee and Mr. Robins is not and cannot be present during voting or deliberations concerning his compensation. In addition, as part of its deliberations, the compensation and human capital committee may review and consider, as appropriate, materials that it deems relevant for executives and directors.

Role of the Compensation Consultant

Our compensation and human capital committee may, in its sole discretion, retain or obtain the advice of one or more compensation consultants. During 2025, Semler Brossy Consulting Group, LLC (“Semler Brossy”) provided our compensation and human capital committee with a competitive assessment of executive compensation comprised of comparative data regarding compensation trends and practices in our industry, based upon an appropriate list of peer companies. Semler Brossy also provided research assistance to the compensation and human capital committee in developing the peer group referenced below.

The compensation and human capital committee believes that working with an independent compensation consultant furthers our objectives to recruit and retain qualified executives, align executive interests with those of shareholders and ensure that executive compensation packages will appropriately motivate and reward ongoing achievement of business goals. The compensation and human capital committee assessed Semler Brossy’s independence in 2025 and determined there were no conflicts of interest. We further expect that, in the future, our compensation and human capital committee will continue to engage independent compensation consultants to provide additional guidance on our executive compensation programs and to conduct competitive benchmarking against our peer group of publicly traded companies on an annual basis. Our compensation and human capital committee will review information regarding the independence and potential conflicts of interest of any compensation consultant it may engage and ultimately makes its own decisions on executive compensation matters.

During 2025, Semler Brossy provided the following services to our compensation and human capital committee with respect to our 2025 compensation matters:

•
Provided a review and recommendation with respect to adjustments to our peer group.
•
Conducted a competitive benchmarking assessment comprised of comparative data on the compensation levels for our executive compensation and equity usage based on the peer group.
•
Provided information on executive compensation trends and practices in our industry.

Use of Market Data

For purposes of comparing our executive compensation, including the compensation of our named executive officers, against the competitive market, the compensation and human capital committee reviews and considers the compensation levels and practices of a group of peer companies. This compensation peer group consists of public life sciences companies whose businesses we believe are most pertinent in comparability to our core business areas of MRD and Immune Medicine, for example by operating at similar levels in the diagnostics, therapeutics and/or drug discovery spaces. The peer group companies that are selected are also similar to us on an enterprise level in terms of market capitalization, revenue, stage of development and number of employees. The compensation and human capital committee reviews our compensation peer group at least annually and makes adjustments to our peer group if necessary, taking into account changes in both our business and our peer companies’ businesses.

The compensation and human capital committee undertook its annual review of the peer group in August 2024 to inform pay decisions for 2025. Several adjustments were made to the peer group in light of peer company bankruptcies, M&A activity, and size characteristics relative to Adaptive. The following peer group was referenced when considering pay for 2025:

Allogene Therapeutics, Inc.	Immunocore Holdings plc	Quanterix Corporation

bluebird bio, Inc.	Maravai LifeSciences Holdings, Inc.	Recursion Pharmaceuticals, Inc.

CareDx, Inc.	Mesa Laboratories, Inc.	Sage Therapeutics, Inc.

Castle Biosciences, Inc.	Myriad Genetics, Inc.	Twist Bioscience Corporation

Codexis, Inc.	Natera, Inc.	Veracyte, Inc.

Fulgent Genetics, Inc.	NeoGenomics, Inc.	Voyager Therapeutics, Inc.

Guardant Health, Inc.	Pacific Biosciences of California, Inc.

In August 2025, the compensation and human capital committee approved the peer group used to inform target pay decisions for 2026. bluebird bio was removed from the group given its acquisition, and Caris Life Sciences, Inc., Tempus AI, Inc., and GeneDX Holdings Corp. were added to the group given their size, similar talent profiles, and diagnostics and biotechnology focus.

The compensation and human capital committee also referenced biotechnology and life science companies in the Radford McLagan Compensation Database when evaluating the competitiveness of our named executive officers’ target pay opportunities. For 2025, the compensation and human capital committee targeted the median percentile for base salary and bonus and used a fixed-share grant approach for equity compensation to manage dilution and share utilization concerns. However, an executive officer’s target pay level may be positioned above or below these levels based on individual factors, including, but not limited to, tenure in role, performance, company or business area performance and future leadership potential.

Elements of Executive Compensation

Base Salary

In the first quarter of 2025, the compensation and human capital committee conducted its annual review of the base salaries of our named executive officers. Adjustments to our named executive officer salary levels were made with consideration of both market data and individual progression in role. To that end, Mr. Robins, Dr. Robins, and Ms. Rubinstein each received a 3% increase, while Ms. Bobulsky received a 5% increase and Mr. Piskel received a 7% increase.

Annual Incentives

We provide annual incentives to create a direct correlation between the executive’s role and responsibilities and the ability to earn variable pay. Achievement of corporate goals are evaluated alongside individual goals for each executive. We believe that the financial metrics in our incentive program provide ample liquidity to efficiently fund our progression to continued profitability in the MRD business, while our business goals ensure diligent execution against critical milestones toward expansion of our product base and pipeline.

The compensation and human capital committee believes that the balance between quantifiable, objective measures and milestone strategic priorities best motivates our executives’ performance and allows for a holistic assessment of performance at year end. That said, the committee also believes that placing a majority weighting on quantifiable, objective measures is paramount and reflective of the importance of continued momentum towards long-term profitability and operating efficiency.

Incentive Compensation and 2025 Goals Achievement

The compensation and human capital committee determines the achievement level for each of the goals and the overall payout, not to exceed 125% of target except in extraordinary circumstances, based on the weighted achievement of the goals. Mr. Robins’ annual incentive is weighted 100% to corporate goals, and all other named executive officer annual incentives are weighted 75% to corporate goals and 25% to individual performance.

Goal Category	Goals	Performance	Outcome	Payout
Financial (65%)	MRD Revenue (30%)(1)	Quantitative Assessment	Achieved	30%
	MRD Profitability (20%)(2)	Quantitative Assessment	Achieved	20%
	Immune Medicine Cash Burn (15%)(3)	Quantitative Assessment	Missed	—%
MRD (25%)	Diagnostic and Clinical Testing (20%)(4)	Quantitative Assessment	Achieved	20%
	Pharma Bookings (5%)	Quantitative Assessment	Achieved	5%
Immune Medicine (10%)	Discovery and Pipeline(5)	Qualitative Assessment	Achieved 2 of 2	10%
Employee Engagement Kicker (5%)	Employee Engagement(6)	Quantitative Assessment	Achieved	5%
Preliminary Total				90%
Board Action for Revenue - MRD Overperformance(7)		Qualitative Assessment		10%
Final Corporate Bonus Attainment				100%

(1)
The MRD revenue goal was a target of $186.0 million, excluding revenue from regulatory milestones. We achieved $192.8 million.
(2)
The goal was to achieve MRD adjusted EBITDA profitability, excluding MRD regulatory milestone revenue, for the three months ended December 31, 2025, which was achieved.
(3)
The goal was to obtain a specified cash burn target in the Immune Medicine business, which was not met.
(4)
The goal was to grow clonoSEQ clinical tests delivered by 32% as compared to last year. We achieved 39% growth with 105,587 tests delivered in 2025.
(5)
Immune Medicine goals were based on developing preclinical packages for certain candidates and completing a data licensing deal within the year.
(6)
There was an additional 5% kicker for employee engagement that was achieved and paid out. Our engagement was assessed as a function of an employee voluntary turnover rate, which was based on trailing 12-month voluntary turnover for the calendar year.
(7)
The revenue goal for MRD only included a target and stretch objective. The scaling approved by the compensation and human capital committee at the beginning of the year did not include linear interpolation between the target and stretch achievement levels. As a result, at year end, the compensation and human capital committee reviewed actual results against the annual objectives and, in light of the overperformance on the MRD only revenue metric, approved an additional 10% funding for the bonus pool. In making this decision, the compensation and human capital committee also considered the budget impact of the incremental funding and company TSR performance for the year.

For 2025, performance against corporate goals was at target, with the company meeting or exceeding the target performance level for most goals. Accordingly, the corporate performance factor was funded at 100% as detailed in the preceding table.

Mr. Robins evaluated individual executive performance at year-end and proposed an individual performance factor for each named executive officer. The compensation and human capital committee approved the funding of corporate goal-based bonuses for all of the named executive officers at 100% for 2025 and individual performance-based bonuses by the named executive officers as evaluated by Mr. Robins between 85% and 110% as noted, resulting in the following payouts:

Named Executive Officers	2025 Target Annual Incentive (% of Salary)	2025 Target Annual Incentive Opportunity	Corporate Performance Factor(1)	Individual Performance Factor(1)	2025 Annual Incentive Award Earned	2025 Actual Incentive Award Earned (% of Target)
Chad Robins	100%	$703,380	100%	—%	$703,380	100%
Kyle Piskel	50	203,300	100	100	203,300	100
Susan Bobulsky	50	220,500	100	110	226,013	103
Harlan Robins, PhD	50	281,375	100	85	270,823	96
Julie Rubinstein	50	273,180	100	100	273,180	100

(1)
Mr. Robins’ annual incentive is weighted 100% to corporate goals, and all other named executive officer annual incentives are weighted 75% to corporate goals and 25% to individual performance.

Long-Term Equity Incentive Awards

We grant equity incentive awards to our named executive officers in order to align their long-term economic interests with those of our shareholders, create an enduring ownership culture, and encourage contributions that drive our performance and increase our valuation. We typically make equity grants to each of our executive officers upon commencement of employment, annually in conjunction with our review of their individual performance and in connection with a promotion. Accordingly, we believe equity compensation is a crucial component of any competitive executive compensation package we offer.

We continued to grant PSUs to Mr. Robins, Dr. Robins, Ms. Rubinstein, and Mr. Piskel in 2025 to align with our executive compensation philosophy and pay-for-performance culture. Ms. Bobulsky received her annual grant in non-qualified stock options and RSUs in 2025, in addition to the PSU grant described in “Special 2025 PSU Award to Ms. Bobulsky” below. In terms of award mix, the compensation and human capital committee intended for 50% of the annual equity award to be represented by a stock option award or PSU award and the remaining 50% to be represented by an RSU award.

These awards are all subject to time-based vesting conditions. The RSUs typically vest with respect to 25% on the first four anniversaries of the vesting commencement date. The stock options typically have a ten-year term and vest with respect to 25% on the first anniversary of the vesting commencement date and then in 36 equal monthly installments thereafter. We believe that stock options are performance-based given their linkage to the stock price on the date of grant through the exercise price (i.e., participants can only realize value to the extent that our share price increases above the exercise price).

The shares of common stock that may be earned under market-based PSU awards are calculated based upon our relative total shareholder return (“Company rTSR”) during the 3-year performance period as measured against the total shareholder return of a comparator group of companies comprising the Index as of the date of grant, subject to certain adjustments to such index group (the “Index TSR”) as set forth in the Form of Performance Units Agreement representing the PSU awards (the “PSU Award Agreement”).

Company rTSR and Index TSR are each calculated as set forth in the PSU Award Agreement. Achievement between the threshold and maximum percentiles will be interpolated on a straight-line basis. If the threshold percentile is not achieved, the PSUs shall be forfeited, and if the Company rTSR is negative, our recipients of PSUs cannot earn more than the target number of shares. The Company employs a Monte Carlo simulation to assess valuation for accounting purposes under ASC 718.

The payout scale for our market-based PSUs is as follows and is consistent with the scale used since 2022:

Company rTSR (as a percentile of Index TSR)	Shares Earned as Percent of Target
Below 33rd Percentile	—%
33rd Percentile	50
50th Percentile	100
75th Percentile and Above	200

For a description of the equity awards granted to our named executive officers during 2025, see the “Summary Compensation Table” and the “Grants of Plan-Based Awards” tables below.

In response to shareholder feedback, all 2026 annual grants to executive officers were at least 50% in PSUs, and no executive officer received options as a part of the 2026 annual grant. In addition, the compensation and human capital committee approved a new PSU design that is based 50% on the relative TSR metric described above and 50% on a 3-year MRD revenue CAGR metric.

Special 2025 PSU Award to Ms. Bobulsky

On March 14, 2025, the compensation and human capital committee granted Ms. Bobulsky a special PSU award based on the achievement of a 2025 MRD service revenue goal. The PSU award included service-based vesting in three equal annual installments. The 2025 MRD service revenue goal underlying the PSU was set at a level consistent with the stretch goal under the 2025 annual incentive program. The performance goal was set at a level that represented above-and-beyond achievement relative to the annual plan, and the award did not include a threshold level or interpolation for performance below the target attainment level. Actual MRD service revenue for 2025 was $192.8 million, and, accordingly, the special PSU award to Ms. Bobulsky was forfeited.

Vesting of 2022 PSU Award to Mr. Robins

The compensation and human capital committee first granted our Chief Executive Officer PSUs in 2022. The 2022 PSU performance was based on Company rTSR versus the Index TSR during the 3-year performance period beginning on the grant date. Importantly, the award included a payout cap of 100% if Adaptive’s absolute TSR was negative over the performance period.

The measurement methodology included a 20-trading day average for the beginning and ending prices (for the beginning price, applicable to the 20-trading days immediately preceding the start of the performance period). The comparison, under the terms set forth in the applicable grant agreement, calculated a negative 100% TSR for constituents that filed for bankruptcy during the performance period and excluded any constituents that were acquired during the performance period. The payout scale is the same as the payout scale for our market-based PSUs shown above.

The compensation and human capital committee approved a 100% payout for the 3-year performance period ended March 4, 2025. Company rTSR was slightly above the 50th percentile of the Index, which would have warranted an above-target payout; however, because our absolute TSR was negative over the applicable performance period, the payout percentage was capped at 100%.

Company rTSR(1)	Company rTSR Ranking Percentile	PSU Payout %	Shares Earned
(45.4)%	50.31%	100%(1)	247,117

(1)
Since Adaptive’s absolute TSR was negative over the performance period, payouts were capped at 100%.

Stock Ownership Guidelines

Under our Stock Ownership Guidelines, executives and directors must attain and hold the levels of ownership shown below within a 5-year period following adoption or future hire. Shares counting towards these guidelines include any direct stock holdings by the individual, as well as any unvested RSUs (including performance based RSUs, in each case discounted assuming a 50% tax rate). Individuals who have not yet complied with the share ownership guidelines will be required to hold not less than 50% of all shares delivered upon vesting or exercise of equity awards under our equity incentive plans then in effect, net of shares sold or withheld to cover taxes or the exercise price of stock options.

The value of shares held will be determined by reference to the average closing stock price of the shares during the 30-day period ended immediately prior to the determination date, to be the first trading day after March 31.

Group	Required Multiple	Multiple Definition
CEO	6x	Base salary
Other Executives	1x	Base salary
Non-Employee Directors	3x	Annual cash retainer

Timing of Equity Awards

Our insider trading policy provides that equity awards granted under our equity compensation plans must generally be granted (a) during open trading windows, and (b) more than four business days before, and more than one business day after, our release of earnings for the most recently completed fiscal period or filing with the SEC.

Consistent with our insider trading policy, we time the grant of our annual equity awards such that they are typically approved in January to be granted in March. Generally, these grants do not become effective until at least one business day after the release of earnings for the prior fiscal year. However, in 2025 we made the following grant of stock options to one of our named executive officers the business day following our release of earnings via our Form 10-K for the fiscal year 2024, filed on March 3, 2025:

Named Executive Officer(s)	Grant Date	Number of Securities Underlying the Award	Exercise Price of the Award (per Share)	Grant Date Fair Value of the Award

Percentage change in the closing market price of the securities underlying the award between the trading day ending immediately prior to the disclosure of material nonpublic information and the trading day beginning immediately following the disclosure of material nonpublic information

Susan Bobulsky	3/4/2025	180,029	$8.12	$997,325	2%

In addition to our annual equity award grant in March, we also grant equity awards throughout the year for various reasons, including recruitment of new hires, promotions, and retention or recognition. In each case, we intend to grant equity awards during a time we believe there is no outstanding MNPI.

401(k) Plan

We have a tax-qualified retirement plan that provides eligible employees with an opportunity to save for retirement on a tax-advantaged basis. All participants’ interests in their contributions are 100% vested when contributed. We match participant contributions 100% up to $3,000 annually. The retirement plan is intended to qualify under Sections 401(a) and 501(a) of the Internal Revenue Code.

Perquisites and Other Benefits

As a general practice, we do not provide perquisites or personal benefits for our executive officers. We have historically provided limited perquisites under special circumstances where such support allows our named executive officers to better perform their duties. However, no unique perquisites were provided to our named executive officers in 2025.

Health and Welfare Plans

All of our full-time employees, including our named executive officers, are eligible to participate in our health and welfare plans, including medical and dental benefits, short-term and long-term disability insurance and life insurance.

Employment Arrangements and Severance Benefits

We have employment agreements with each of our executive officers, including our named executive officers, which set forth their basic terms of at-will employment. All of our current executive officers are also parties to an executive severance agreement. We believe reasonable and competitive post-employment compensation arrangements are essential to attracting and retaining highly-qualified executives, so the executive severance agreements aligned us with current market practice, including providing double-trigger severance arrangements in connection with a change in control and no excise tax gross-up payments for any change in control payments. We consider from time to time whether our employment and post-employment compensation arrangements are sufficient to achieve our goal of facilitating the hiring and retention of senior executives. The PSU awards granted in 2025 also provide Mr. Robins, Mr. Piskel, Ms. Bobulsky, Dr. Robins and Ms. Rubinstein with certain protections related to their PSUs upon qualifying terminations. For detailed descriptions of each of the named executive officers’ arrangements, see “Employment Arrangements with our Named Executive Officers.”

Compensation Risk Considerations

From a risk management standpoint, compensation structure is designed to align all Adaptive employees (including executive officers) with shareholders, with a similar risk and reward structure. With respect to our annual cash incentive compensation, risk is managed through a balancing of individual and corporate goals, with those corporate goals in turn being balanced among financial, operational and milestone achievements. Regarding equity compensation, we believe that RSUs have a powerful retention effect, and stock option awards allow employees to participate in significant upside on a leveraged basis over the long term. Our PSUs incentivize sustainable stock price appreciation over time and align potential payouts with our growth and total shareholder return performance against other biotechnology companies. The compensation and human capital committee reviews and discusses with management on an ongoing basis the risks arising from our compensation philosophy and practices generally applicable to our employees to determine whether they encourage excessive risk-taking and to evaluate compensation policies and practices that could mitigate such risks. There is ongoing dialogue regarding the risk and reward alignment of our executive compensation. Taking into account discussions with Semler Brossy, input from management and our compensation structure, the compensation and human capital committee has determined our compensation policies and practices are not reasonably likely to have a material adverse effect on the Company.

Compensation and Human Capital Committee Report

This Compensation and Human Capital Committee Report shall not be deemed to be incorporated by reference into any filing made by us under the Securities Act of 1933 or the Exchange Act, notwithstanding any general statement contained in any such filing incorporating this proxy statement by reference, except to the extent we incorporate such report by specific reference.

The committee has reviewed and discussed the CD&A with our management. Based on this review and these discussions, we have recommended to the board of directors that the CD&A be included in our Annual Report on Form 10-K and our proxy statement.

The preceding report has been furnished by the following members of the compensation and human capital committee:

Robert Hershberg, PhD, MD, Chair

Peter Neupert

Katey Owen, PhD

COMPENSATION TABLES AND EXECUTIVE BENEFITS

Summary Compensation Table

The following table represents information regarding the total compensation awarded to, earned by or paid to our named executive officers during the years ended December 31, 2025, 2024 and 2023:

Name and Principal Position	Year	Salary		Stock Awards(1)	Option Awards(2)	Non-Equity Incentive Plan Compensation(3)	All Other Compensation		Total
Chad Robins	2025	$698,258	(4)	$7,675,100	$—	$703,380	$4,952	(5)	$9,081,690
Chief Executive Officer and Chairman	2024	677,918		3,716,313	—	573,628	5,442	(6)	4,973,301
	2023	663,000		7,900,711	—	318,240	22,316	(7)	8,904,267
Kyle Piskel	2025	399,950	(4)	2,702,500	—	203,300	4,979	(8)	3,310,729
Chief Financial Officer	2024	361,167		783,187	—	141,226	4,766	(9)	1,290,346
	2023	305,295		369,998	—	64,753	4,000	(10)	744,046
Susan Bobulsky	2025	435,750	(4)	1,883,990	997,325	226,013	4,480	(11)	3,547,558
Chief Commercial Officer, MRD	2024	414,583		530,586	545,607	211,899	4,025	(12)	1,706,700
	2023	355,000		500,003	500,002	95,850	4,300	(13)	1,455,155
Harlan Robins, PhD	2025	558,653	(4)	7,675,100	—	270,823	4,999	(14)	8,509,575
Chief Scientific Officer	2024	542,383		3,716,313	—	276,595	4,995	(15)	4,540,286
	2023	530,450		7,900,711	—	175,712	4,932	(16)	8,611,805
Julie Rubinstein	2025	542,383	(4)	3,783,500	—	273,180	4,932	(16)	4,603,995
President and Chief Operating Officer	2024	530,450		1,834,000	—	275,171	4,932	(16)	2,644,553
	2023	530,450		1,125,002	1,124,997	185,658	4,932	(16)	2,971,039

(1)
In accordance with SEC rules, amounts in this column reflect the aggregate grant date fair value of RSUs and PSUs granted in accordance with ASC 718, rather than the amounts paid or realized by the named individual. We provide information regarding the assumptions used to calculate the grant date fair value of our RSUs and PSUs in Note 14 to our audited consolidated financial statements filed with our Annual Report on Form 10-K for the year ended December 31, 2025.
(2)
In accordance with SEC rules, amounts in this column reflect the aggregate grant date fair value of stock options granted in accordance with ASC 718, rather than the amounts paid or realized by the named individual. We provide information regarding the assumptions used to calculate the grant date fair value of our stock options in Note 14 to our audited consolidated financial statements filed with our Annual Report on Form 10-K for the year ended December 31, 2025.
(3)
For 2025, represents annual incentives paid based upon the board of directors’ assessment of the achievement of corporate and individual performance objectives, as applicable, for the year ended December 31, 2025, which were paid in March 2026. See “Elements of Executive Compensation” for details. For 2024, represents annual incentives paid based upon the board of directors’ assessment of the achievement of corporate and individual performance objectives, as applicable, for the year ended December 31, 2024, which were paid in March 2025. For 2023, represents annual incentives paid based upon the board of directors’ assessment of the achievement of corporate and individual performance objectives, as applicable, for the year ended December 31, 2023, which were paid in March 2024.
(4)
Following the completion of our annual performance and review cycle, Mr. Robins’ and Dr. Robins’ annual salaries were increased from $682,890 to $703,380, effective April 2025, and from $546,360 to $562,750, effective April 2025, respectively. Mr. Piskel’s annual salary was increased from $380,000 to $406,600, effective April 2025. Ms. Bobulsky's annual salary was increased from $420,000 to $441,000, effective April 2025. Ms. Rubinstein's annual salary was increased from $530,450 to $546,360, effective April 2025.
(5)
Includes life insurance premiums of $1,932, 401(k) match of $3,000 and company merchandise credit of $20.
(6)
Includes life insurance premiums of $1,932, 401(k) match of $3,000 and company merchandise credit of $510.
(7)
Includes life insurance premiums of $1,316, 401(k) match of $3,000 and transportation services of $18,000.
(8)
Includes life insurance premiums of $840, health savings account contributions of $1,000, 401(k) match of $3,000 and company merchandise credit of $139.
(9)
Includes life insurance premiums of $560, health savings account contributions of $1,000, 401(k) match of $3,000 and company merchandise credit of $206.
(10)
Includes 401(k) match of $3,000 and health savings account contributions of $1,000.
(11)
Includes life insurance premiums of $1,260, 401(k) match of $3,000 and company merchandise credit of $220.
(12)
Includes life insurance premiums of $836, 401(k) match of $3,000 and company merchandise credit of $189.

(13)
Includes life insurance premiums of $793, health savings account contributions of $333, 401(k) match of $3,000 and company merchandise credit of $174.
(14)
Includes life insurance premiums of $1,932, 401(k) match of $3,000 and company merchandise credit of $67.
(15)
Includes life insurance premiums of $1,932, 401(k) match of $3,000 and company merchandise credit for $63.
(16)
Includes life insurance premiums of $1,932 and 401(k) match of $3,000.

Grants of Plan-Based Awards

The following table presents information regarding grants of plan-based awards to each of our named executive officers during the year ended December 31, 2025:

			Estimated Future Payouts Under Non- Equity Incentive Plan Awards(1)
Name	Grant Date	Type of Award	Threshold	Target(2)	Maximum(2)	All Other Stock Awards: Number of Shares of Stock or Units	All Other Option Awards: Number of Securities Underlying Options	Exercise or Base Price of Option Awards (per Share)	Grant Date Fair Value of Stock and Option Awards(3)
Chad Robins	*	Cash Bonus	$—	$703,380	$—	*	*	$ *	$ *
	3/4/2025	RSU	*	*	*	355,000	—	—	2,882,600
	3/4/2025	PSU(4)	*	*	*	355,000	—	—	4,792,500
Kyle Piskel	*	Cash Bonus	—	203,300	—	*	*	*	*
	3/4/2025	RSU	*	*	*	125,000	—	—	1,015,000
	3/4/2025	PSU(4)	*	*	*	125,000	—	—	1,687,500
Susan Bobulsky	*	Cash Bonus	—	220,500	—	*	*	*	*
	3/4/2025	RSU	*	*	*	119,971	—	—	974,165
	3/4/2025	Option	*	*	*	—	180,029	8.12	997,325
	3/14/2025	PSU(5)	*	*	*	124,976	—	—	909,825
Harlan Robins, PhD	*	Cash Bonus	—	281,375	—	*	*	*	*
	3/4/2025	RSU	*	*	*	355,000	—	—	2,882,600
	3/4/2025	PSU(4)	*	*	*	355,000	—	—	4,792,500
Julie Rubinstein	*	Cash Bonus	—	273,180	—	*	*	*	*
	3/4/2025	RSU	*	*	*	175,000	—	—	1,421,000
	3/4/2025	PSU(4)	*	*	*	175,000	—	—	2,362,500

* Not applicable.

(1)
Represents target annual incentive for 2025, which are paid based on a weighted mix of individual and corporate performance objectives. Actual amounts earned for 2025 are disclosed in the “Non-Equity Incentive Plan Compensation” column of the “Summary Compensation Table” table.
(2)
Target assumes 100% achievement of both individual and corporate performance objectives. Payouts may not exceed 125% of the target bonus except in extraordinary circumstances.
(3)
In accordance with SEC rules, amounts in this column reflect the aggregate grant date fair value of RSU, target number of PSU and stock option awards granted, as applicable, computed in accordance with ASC 718, rather than the amounts paid or realized by the named individual. We provide information regarding the assumptions used to calculate the grant date fair value of our RSUs, PSUs and stock options in Note 14 to our audited consolidated financial statements filed with our Annual Report on Form 10-K for the year ended December 31, 2025.
(4)
A description of the PSU award granted is provided above in the CD&A under “Elements of Executive Compensation.” The number of shares and the grant date fair value reflects the target number of PSUs awarded, but up to 200% of target shares may be earned.
(5)
A description of the PSU award granted is provided above in the CD&A under “Elements of Executive Compensation.”

Option Exercises and Stock Vested

The following table sets forth information regarding option exercises and stock award vesting events for our named executive officers for the year ended December 31, 2025:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting	Value Realized on Vesting(1)
Chad Robins	755,555	$1,621,377	503,371	$4,065,132
Kyle Piskel	112,614	896,082	41,657	350,169
Susan Bobulsky	—	—	60,606	492,121
Harlan Robins, PhD	70,110	75,249	256,254	2,080,782
Julie Rubinstein	—	—	134,777	1,094,389

(1)
The value realized on vesting represents the closing price of our common stock on the vesting date multiplied by the shares vesting.

Outstanding Equity Awards as of December 31, 2025

The following table presents information regarding outstanding equity awards held by our named executive officers as of December 31, 2025.

		Option Awards					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable		Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price (per Share)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested		Market Value of Shares or Units of Stock That Have Not Vested(1)
Chad Robins(2)	2/7/2018	600,000	(3)	—	$6.55	2/7/2028	*		$ *
	2/7/2019	410,000	(3)	—	7.27	2/7/2029	*		*
	2/13/2020	300,000	(3)	—	31.71	2/13/2030	*		*
	3/4/2021	171,703	(3)	—	43.68	3/4/2031	—	(4)	—
	3/4/2022	*		*	*	*	61,780	(5)	1,003,307
	3/6/2023	*		*	*	*	531,916	(6)	8,638,316	(6)
	3/4/2024	*		*	*	*	620,568	(7)	10,078,024	(7)
	3/4/2025	*		*	*	*	710,000	(8)	11,530,400	(8)
Kyle Piskel(2)	11/14/2019	4,900	(3)	—	27.29	11/14/2029	*		*
	2/27/2020	13,474	(3)	—	28.32	2/27/2030	*		*
	9/24/2020	15,000	(3)	—	45.82	9/24/2030	*		*
	3/4/2021	7,154	(3)	—	43.68	3/4/2031	—	(4)	—
	11/15/2021	9,592	(3)	—	32.58	11/15/2031	—	(4)	—
	3/4/2022	2,145	(9)	6,436	12.14	3/4/2032	10,297	(5)	167,223
	3/6/2023	*		*	*	*	21,868	(10)	355,136
	3/4/2024	*		*	*	*	32,805	(11)	532,753
	5/15/2024	*		*	*	*	98,445	(12)	1,598,747	(12)
	3/4/2025	*		*	*	*	250,000	(13)	4,060,000	(13)
Susan Bobulsky(2)	4/25/2017	20,000	(3)	—	6.27	4/25/2027	*		*
	4/24/2018	28,750	(3)	—	6.55	4/24/2028	*		*
	2/27/2020	13,474	(3)	—	28.32	2/27/2030	*		*
	8/13/2020	20,000	(3)	—	39.50	8/13/2030	*		*
	3/4/2021	22,894	(3)	—	43.68	3/4/2031	—	(4)	—
	3/4/2022	96,529	(9)	6,436	12.14	3/4/2032	10,297	(5)	167,223
	3/6/2023	60,973	(14)	27,716	8.46	3/6/2033	29,552	(10)	479,924
	3/4/2024	87,302	(15)	112,247	3.99	3/4/2034	99,735	(11)	1,619,696
	3/4/2025	—	(16)	180,029	8.12	3/4/2035	119,971	(17)	1,948,329
	3/14/2025	*		*	*	*	124,976	(18)	2,029,610
Harlan Robins, PhD(2)	2/7/2018	284,800	(3)	—	6.55	2/7/2028	*		*
	2/7/2019	410,000	(3)	—	7.27	2/7/2029	*		*
	2/13/2020	300,000	(3)	—	31.71	2/13/2030	*		*
	3/4/2021	171,703	(3)	—	43.68	3/4/2031	—	(4)	—
	3/4/2022	579,180	(9)	38,612	12.14	3/4/2032	61,780	(5)	1,003,307
	3/6/2023	*		*	*	*	531,916	(6)	8,638,316	(6)
	3/4/2024	*		*	*	*	620,568	(7)	10,078,024	(7)
	3/4/2025	*		*	*	*	710,000	(8)	11,530,400	(8)
Julie Rubinstein(2)	2/7/2018	195,325	(3)	—	6.55	2/7/2028	*		*
	2/7/2019	225,000	(3)	—	7.27	2/7/2029	*		*
	2/13/2020	200,000	(3)	—	31.71	2/13/2030	*		*
	3/4/2021	114,469	(3)	—	43.68	3/4/2031	—	(4)	—
	3/4/2022	434,385	(9)	28,959	12.14	3/4/2032	46,335	(5)	752,480
	3/6/2023	137,189	(14)	62,360	8.46	3/6/2033	66,490	(10)	1,079,798
	3/4/2024	*		*	*	*	306,250	(19)	4,973,500	(19)
	3/4/2025	*		*	*	*	350,000	(20)	5,684,000	(20)

* Not applicable.

(1)
Reflects intrinsic value based on the closing price ($16.24) of our common stock on December 31, 2025.
(2)
Each equity award is subject to the acceleration of vesting provisions as set forth in the section titled “Potential Benefits and Payments on Termination or Change in Control.”

(3)
The shares underlying this option are fully vested.
(4)
The shares underlying this RSU are fully vested.
(5)
The shares underlying this RSU vested 25% on March 4, 2023, then in 3 equal annual installments thereafter.
(6)
Inclusive of 177,306 RSUs and the target number of PSUs that may be earned subject to the provisions as set forth in the section titled “Elements of Executive Compensation” (354,610 PSUs), but up to 200% of target may be earned. The shares underlying the RSU portion vested 25% on March 4, 2024, then in 3 equal annual installments thereafter. The “Market value of shares or units of stock that have not vested” value includes only the value of the RSUs and the target number of PSUs that may be earned.
(7)
Inclusive of 265,958 RSUs and the target number of PSUs that may be earned subject to the provisions as set forth in the section titled “Elements of Executive Compensation” (354,610 PSUs), but up to 200% of target may be earned. The shares underlying the RSU portion vested 25% on March 4, 2025, then in 3 equal annual installments thereafter. The “Market value of shares or units of stock that have not vested” value includes only the value of the RSUs and the target number of PSUs that may be earned.
(8)
Inclusive of 355,000 RSUs and the target number of PSUs that may be earned subject to the provisions as set forth in the section titled “Elements of Executive Compensation” (355,000 PSUs), but up to 200% of target may be earned. The shares underlying the RSU portion vested 25% on March 4, 2026, then in 3 equal annual installments thereafter. The “Market value of shares or units of stock that have not vested” value includes only the value of the RSUs and the target number of PSUs that may be earned.
(9)
The shares underlying this option vested 25% on March 4, 2023, then in 36 equal monthly installments thereafter.
(10)
The shares underlying this RSU vested 25% on March 4, 2024, then in 3 equal annual installments thereafter.
(11)
The shares underlying this RSU vested 25% on March 4, 2025, then in 3 equal annual installments thereafter.
(12)
Inclusive of 23,445 RSUs and the target number of PSUs that may be earned subject to the provisions as set forth in the section titled “Elements of Executive Compensation” (75,000 PSUs), but up to 200% of target may be earned. The shares underlying the RSU portion vested 25% on May 15, 2025, then in 3 equal annual installments thereafter. The “Market value of shares or units of stock that have not vested” value includes only the value of the RSUs and the target number of PSUs that may be earned.
(13)
Inclusive of 125,000 RSUs and the target number of PSUs that may be earned subject to the provisions as set forth in the section titled “Elements of Executive Compensation” (125,000 PSUs), but up to 200% of target may be earned. The shares underlying the RSU portion vested 25% on March 3, 2026, then in 3 equal annual installments thereafter. The “Market value of shares or units of stock that have not vested” value includes only the value of the RSUs and the target number of PSUs that may be earned.
(14)
The shares underlying this option vested 25% on March 4, 2024, then in 36 equal monthly installments thereafter.
(15)
The shares underlying this option vested 25% on March 4, 2025, then in 36 equal monthly installments thereafter.
(16)
The shares underlying this option vested 25% on March 4, 2026, then in 36 equal monthly installments thereafter.
(17)
The shares underlying this RSU vested 25% on March 4, 2026, then in 3 equal annual installments thereafter.
(18)
The target number of PSUs that may be earned subject to the provisions as set forth in the section titled “Elements of Executive Compensation” (124,976 PSUs).
(19)
Inclusive of 131,250 RSUs and the target number of PSUs that may be earned subject to the provisions as set forth in the section titled “Elements of Executive Compensation” (175,000 PSUs), but up to 200% of target may be earned. The shares underlying the RSU portion vested 25% on March 4, 2025, then in 3 equal annual installments thereafter. The “Market value of shares or units of stock that have not vested” value includes only the value of the RSUs and the target number of PSUs that may be earned.
(20)
Inclusive of 175,000 RSUs and the target number of PSUs that may be earned subject to the provisions as set forth in the section titled “Elements of Executive Compensation” (175,000 PSUs), but up to 200% of target may be earned. The shares underlying the RSU portion vested 25% on March 4, 2026, then in 3 equal annual installments thereafter. The “Market value of shares or units of stock that have not vested” value includes only the value of the RSUs and the target number of PSUs that may be earned.

Pay-Versus-Performance

The following table reports the compensation of our Principal Executive Officer (“PEO”) and the average compensation of the non-PEO NEOs as reported in the “Summary Compensation Table” table (“SCT”) in our proxy statements for the past five fiscal years, as well as Compensation Actually Paid (“CAP”) as calculated under SEC Pay-Versus-Performance (“PVP”) rules and certain performance measures required by the rules. The disclosure covers our five most recent fiscal years. Dollar amounts reported as CAP are computed in accordance with Item 402(v) of Regulation S-K, and these amounts do not reflect the actual amount of compensation earned by or paid to our PEO and other NEOs during the applicable years.

					Value of Initial Fixed $100 Investment Based on:
Year(1)	SCT Total for PEO	Compensation Actually Paid to PEO(2)	Average SCT Total for Non-PEO NEOs	Average Compensation Actually Paid to Non-PEO NEOs(2)	Total Shareholder Return	Peer Group Total Shareholder Return(3)	Net Income (in thousands)	Revenue(4) (in thousands)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
2025	$9,081,690	$39,597,875	$4,992,964	$18,380,619	$27	$125	$(59,457)	$276,976
2024	4,973,301	8,354,482	2,387,776	569,712	10	93	(159,595)	178,957
2023	8,904,267	2,745,457	4,257,240	1,361,275	8	94	(225,304)	170,276
2022	8,853,328	(1,144,530)	4,316,929	(2,584,615)	13	90	(200,368)	185,308
2021	8,751,617	(6,175,537)	5,865,883	(3,112,380)	47	100	(207,298)	154,344

(1)
Mr. Robins served as our PEO in each year shown. The non-PEO NEOs reflected in columns (d) and (e) above represent the following individuals for each of the years shown:
•
2025 – Mr. Piskel, Ms. Bobulsky, Dr. Robins and Ms. Rubinstein;
•
2024 – Tycho Peterson (until his resignation in April 2024), Mr. Piskel (Mr. Piskel became Chief Financial Officer in April 2024), Sharon Benzeno, PhD, Dr. Robins and Ms. Rubinstein;
•
2023 – Mr. Peterson, Dr. Benzeno, Dr. Robins and Ms. Rubinstein;
•
2022 – Mr. Peterson (Mr. Peterson joined the Company in 2022), Dr. Benzeno, Dr. Robins, Ms. Rubinstein, Chad Cohen (until his resignation in February 2022) and Mr. Piskel (Mr. Piskel served as interim Chief Financial Officer until June 2022); and
•
2021 – Mr. Cohen, Dr. Robins, Ms. Rubinstein and Nitin Sood (Mr. Sood joined the Company in 2021).

Biographical information for each of these individuals and their positions can be found above, or in the proxy for the year upon which compensation was reported, under the heading “Executive Officers.”

(2)
The “Summary Compensation Table” table totals reported for the PEO and the average of the non-PEO NEOs for each year were subject to the following adjustments per Item 402(v)(2)(iii) of Regulation S-K to calculate “Compensation Actually Paid”:

	2025		2024		2023		2022		2021
	PEO	Average for non-PEO NEOs	PEO	Average for non-PEO NEOs	PEO	Average for non-PEO NEOs	PEO	Average for non-PEO NEOs	PEO	Average for non-PEO NEOs
Summary Compensation Table	$9,081,690	$4,992,964	$4,973,301	$2,387,776	$8,904,267	$4,257,240	$8,853,328	$4,316,929	$8,751,617	$5,865,883
Adjustments
Deduction for Amounts Reported Under the “Stock Awards” and “Option Awards” Columns of the Summary Compensation Table(a)	(7,675,100)	(4,260,604)	(3,716,313)	(1,791,706)	(7,900,711)	(3,600,176)	(7,668,040)	(3,816,562)	(7,592,784)	(5,261,470)
Increase (Decrease) for the Inclusion of Item 402(v) Equity Values
Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year	16,122,275	8,906,197	5,928,967	2,924,160	3,859,556	1,929,580	4,260,108	3,475,247	4,773,662	3,685,849
Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards	20,797,691	8,191,893	1,345,301	466,245	(2,116,270)	(1,152,972)	(3,341,668)	(1,728,734)	(7,548,036)	(4,771,395)
Change in Fair Value of Prior Years’ Equity Awards that Vested During the Year	1,271,319	550,169	(176,774)	(139,436)	(1,385)	(72,397)	(3,248,258)	(1,519,418)	(4,559,996)	(2,631,247)
Change in Value of Prior Years’ Equity Awards that Forfeited During the Year	—	—	—	(3,277,327)	—	—	—	(3,312,077)	—	—
Compensation Actually Paid	$39,597,875	$18,380,619	$8,354,482	$569,712	$2,745,457	$1,361,275	$(1,144,530)	$(2,584,615)	$(6,175,537)	$(3,112,380)

(a)
Amounts in this row reflect the aggregate grant date fair value of RSUs, PSUs and options computed in accordance with ASC 718, rather than the amounts paid or realized by the named individual. We provide information regarding the assumptions used to calculate the grant date fair value of our RSUs, PSUs and options in Note 14 to our audited consolidated financial statements filed with our Annual Report on Form 10-K for the year ended December 31, 2025.
(3)
Peer group total shareholder return reflects the Nasdaq Biotechnology Index for all five fiscal years disclosed, which aligns with the peer group used in our Annual Report on Form 10-K for each of these years.
(4)
Revenue was chosen from the following three most important financial performance measures used by us to link compensation actually paid to the PEO and non-PEO NEOs in 2025 to the Company’s performance:

Performance Metrics
Revenue	Refer to “Incentive Compensation and 2025 Goals Achievement” under “Compensation Discussion and Analysis-Elements of Executive Compensation”
Operating Expenses	Refer to “Incentive Compensation and 2025 Goals Achievement” under “Compensation Discussion and Analysis-Elements of Executive Compensation”
TSR	Refer to “Long-Term Equity Incentive Awards” under “Compensation Discussion and Analysis-Elements of Executive Compensation”

Supplemental Graphs & Narratives

Our compensation philosophy is to pay named executive officers for performance. To encourage our named executive officers to drive stock price performance, we pay more than 50% of total compensation in equity.

The following charts show the relationship between Compensation Actually Paid, TSR, net income and revenue for the past five years. We believe consistent long-term growth in net income and revenue positively impacts our TSR performance over time and the value our named executive officers realize from their equity awards which can be seen in the growth from 2024 to 2025.

Company TSR vs Peer Group TSR and CAP

CAP vs Company Net Income and Revenue

CEO Pay Ratio

We present below the ratio of annual total compensation of our median compensated employee to the annualized total compensation of Chad Robins, our chief executive officer, calculated in accordance with Item 402(u) of Regulation S-K. For 2025, we chose to reassess our median employee. In identifying our median employee, we reviewed the compensation of our entire employee population of 628 U.S. employees as of December 31, 2025, which includes part-time employees and excludes our chief executive officer. In performing this analysis, we identified the median employee based on annual base salary rate and target bonus as of December 31, 2025 plus the grant date fair value of all equity awards granted in 2025. For purposes of the calculation, overtime paid in 2025 was annualized for days worked in 2025 and added to the annual base salary amount. With an even number of employees, two potential median employees were evaluated. However, one of the two potential median employees was promoted during the year and only received increased compensation for a portion of the year. For this reason, the employee with a consistent role was used as the median employee. After identifying the median employee, we then determined the actual annual salary paid in 2025, the cash bonus paid out for 2025 (paid in 2026), the grant date fair value of all equity awards granted in 2025, as well as other benefits such as 401(k) matching, utilizing the same method used to calculate and report Mr. Robins’ compensation in the “Summary Compensation Table.”

The 2025 total compensation for Mr. Robins, as reported in the “Summary Compensation Table,” was $9,081,690, which reflects all elements of his compensation as determined under Item 402 of Regulation S-K. The 2025 annual total compensation as determined under Item 402 of Regulation S-K for our median employee was $194,620. The ratio of Mr. Robins’ total compensation to our median employee’s total annual compensation for 2025 is 47 to 1.

Employment Arrangements with our Named Executive Officers

Chief Executive Officer – Chad Robins

We are party to an amended and restated employment agreement with Mr. Robins, pursuant to which we employ him on an at-will basis. Under the agreement, Mr. Robins is eligible to participate in our broad-based benefit plans, including group health insurance and vacation programs. We are also party to an employee non-disclosure and assignment agreement with Mr. Robins, under which Mr. Robins has agreed: (1) not to compete with us for a period of one year after the termination of his employment, (2) not to solicit our employees during his employment and for a period of one year after the termination of such employment, (3) to protect our confidential and proprietary information and (4) to assign to us related intellectual property developed during the course of his employment (the “Form of Executive Non-Disclosure and Assignment Agreement”). We are also party to an executive severance agreement which details potential benefits and payments upon termination or change in control.

Chief Financial Officer – Kyle Piskel

In connection with his appointment as Chief Financial Officer in April 2024, we entered into an employment agreement with Mr. Piskel, pursuant to which we employ him on an at-will basis. Under the agreement, Mr. Piskel is eligible to participate in our broad-based benefit plans, including group health insurance and vacation programs. In addition, Mr. Piskel is party to our form of employee non-disclosure and assignment agreement, under which the signatory must agree: (1) not to solicit our employees during his employment and for a period of one year after the termination of such employment, (2) to protect our confidential and proprietary information and (3) to assign to us related intellectual property developed during the course of his employment. We are also party to an executive severance agreement which details potential benefits and payments upon termination or change in control.

Chief Commercial Officer, MRD – Susan Bobulsky

We are party to an employment agreement with Ms. Bobulsky, pursuant to which we employ her on an at-will basis. Under the agreement, Ms. Bobulsky is eligible to participate in our broad-based benefit plans, including group health insurance and vacation programs. In addition, Ms. Bobulsky is party to our form of employee non-disclosure and assignment agreement, under which the signatory must agree: (1) not to solicit our employees during her employment and for a period of one year after the termination of such employment, (2) to protect our confidential and proprietary information and (3) to assign to us related intellectual property developed during the course of her employment. We are also party to an executive severance agreement which details potential benefits and payments upon termination or change in control.

Chief Scientific Officer – Harlan Robins, PhD

We are party to an amended and restated employment agreement with Dr. Robins, pursuant to which we employ him on an at-will basis. Under the agreement, Dr. Robins is eligible to participate in our broad-based benefit plans, including group health insurance and vacation programs. Dr. Robins is also party to the Form of Executive Non-Disclosure and Assignment Agreement. We are also party to an executive severance agreement which details potential benefits and payments upon termination or change in control.

President and Chief Operating Officer – Julie Rubinstein

We are party to an amended and restated employment agreement with Ms. Rubinstein, pursuant to which we employ her on an at-will basis. Under the agreement, Ms. Rubinstein is eligible to participate in our broad-based benefit plans, including group health insurance and vacation programs. Ms. Rubinstein is also party to the Form of Executive Non-Disclosure and Assignment Agreement. We are also party to an executive severance agreement which details potential benefits and payments upon termination or change in control.

Potential Benefits and Payments on Termination or Change in Control

Termination Benefits Under the Form Severance Agreement

Under our form of executive severance agreement (“Form Severance Agreement”), if an executive officer’s employment is terminated by us without Cause (as defined in the Form Severance Agreement) or the executive officer voluntarily resigns for Good Reason (as defined in the Form Severance Agreement), then, subject to the executive officer’s continued compliance with the obligations set forth in the executive officer’s nondisclosure and assignment agreement and the executive officer’s signing and not revoking a separation agreement and release of claims, the executive officer is entitled to:

•
a lump sum payment equal to 12 months base salary for Mr. Robins, and 6 months base salary for Mr. Piskel, Ms. Bobulsky, Dr. Robins and Ms. Rubinstein, as in effect on their effective termination date;
•
12 months of COBRA continuation premiums for Mr. Robins, 6 months of COBRA continuation premiums for Mr. Piskel, Dr. Robins and Ms. Rubinstein and 3 months of COBRA continuation premiums for Ms. Bobulsky; and
•
any expense reimbursements, wages and other benefits due to the executive officer under any Company-provided plans, policies and arrangements (the “Accrued Benefits”).

Voluntary termination, death or disability do not entitle any executive to receive any severance payments or benefits other than Accrued Benefits.

Certain Definitions

For purposes of the Form Severance Agreement, each of “Cause” and “Change of Control” have the same meaning as in the 2019 Equity Incentive Plan (“2019 Plan”). “Good Reason” means, without the executive officer’s written consent, (i) a material reduction in the executive officer’s authority, duties or responsibilities with us relative to the executive officer’s authority, duties or responsibilities in effect immediately prior to such reduction; provided, however, any change immediately following a Change in Control to a functionally comparable position with a successor or within its group of controlled corporations shall not constitute Good Reason thereunder, (ii) a material reduction in the executive officer’s base compensation, other than in connection with simultaneous reductions in all other senior executives at the vice president level or above of equal or greater amount in percentage terms, (iii) a material change in the geographic location at which the executive officer must perform his or her duties (which, for purposes of the Form Severance Agreement, means a change of geographic location from which the executive officer is principally employed to a location more than fifty (50) miles from the location of his or her principal employment immediately prior to the relocation); or (iv) a material breach by us of the Form Severance Agreement or any other agreement between the executive and us; provided, however, that for “Good Reason” to be established under the Form Severance Agreement, the executive officer must provide written notice to the board of directors within 30 days immediately following such events described in (i) through (iv) hereof, we must fail to cure such event within 30 days after receipt of such notice, and the executive officer’s resignation must be effective not later than 90 days after the expiration of such period to cure.

Change In Control Benefits Under the Form Severance Agreement

If an executive officer’s employment is terminated without Cause or the executive officer voluntarily resigns for Good Reason, in either case during the 15-month period beginning 3 months prior to and ending 12 months following a Change in Control (as defined in the 2019 Plan) then, subject to the executive officer’s signing and not revoking a separation agreement and release of claims, the executive officer is entitled to:

•
a lump sum payment equal to 18 months base salary plus 1.5x the target annual cash incentive for Mr. Robins, and 12 months base salary plus 1.0x the target annual cash incentive for Mr. Piskel, Ms. Bobulsky, Dr. Robins and Ms. Rubinstein, as in effect on their respective termination date;
•
18 months of COBRA continuation premiums for Mr. Robins, 12 months of COBRA continuation premiums for Mr. Piskel, Dr. Robins and Ms. Rubinstein and 6 months of COBRA continuation premiums for Ms. Bobulsky;
•
the immediate vesting of all solely time-based unvested equity awards previously granted under our long-term equity incentive plans; and
•
the Accrued Benefits.

Voluntary termination, death or disability do not entitle any executive to receive any severance payments or benefits other than Accrued Benefits.

Change in Control Benefits Under Market-Based PSU Awards

Mr. Robins, Mr. Piskel, Dr. Robins and Ms. Rubinstein (each a “PSU Recipient”) have each been awarded PSUs subject to our form PSU Award Agreement. Under those PSU Award Agreements, if the PSU Recipient’s employment is terminated prior to the end of the Performance Period due to death or disability, then the PSU Recipient will be entitled to receive a pro rata portion of any shares earned for the Performance Period at the end of the Performance Period. In the event of a Change in Control (as defined in the PSU Award Agreements) that occurs before the end of the Performance Period, Company rTSR achievement shall be measured against the Index TSR immediately prior to the date of the Change in Control. If the PSU award will not be assumed in the Change in Control, the earned shares will vest and be delivered immediately prior to the Change in Control. If the award is assumed in a Change in Control, unless the PSU Recipient has been terminated without Cause (as defined in the PSU Award Agreements) or resigned for Good Reason (as defined in the PSU Award Agreements) in each case within three months prior to the Change in Control, or was terminated due to death or disability at any time prior to the Change in Control, the Award shall convert to a time-based restricted stock award (the “Post-CiC Award”) with the earned shares vesting and delivered at the end of the Performance Period, subject to the PSU Recipient’s continued service through the end of the Performance Period. If the PSU Recipient is terminated without Cause or resigns for Good Reason within one year following the Change in Control or terminates due to death or disability at any time after the Change in Control but before the end of the Performance Period, the Post-CiC Award will immediately vest and the earned shares will be delivered upon such termination.

The table below provides the estimated value of the benefits that our named executive officers would receive upon a qualifying termination (a Company termination without Cause or an executive resignation with Good Reason), in each case either outside of the Change in Control Period, as defined in the Form Severance Agreement, or within the Change in Control Period. In either case, the values below assume the triggering event occurred as of December 31, 2025.

	Qualifying Termination Outside of Change in Control Period			Qualifying Termination Within Change in Control Period
Name	Severance Payments	Equity Acceleration(1)	Health Care Benefits	Severance Payments	Equity Acceleration(1)	Health Care Benefits
Chad Robins	$703,380	$—	$37,589	$2,110,140	$48,532,980	$56,384
Kyle Piskel	203,300	—	4,367	609,900	9,988,247	8,734
Susan Bobulsky	220,500	—	2,910	661,500	7,294,053	5,820
Harlan Robins, PhD	281,375	—	18,795	844,125	48,691,289	37,589
Julie Rubinstein	273,180	—	—	819,540	18,777,671	—

(1)
Reflects intrinsic value based on the closing price ($16.24) of our common stock on December 31, 2025. Acceleration of PSUs is based upon what the award payout would be if the respective performance periods ended December 31, 2025.

Employee Benefit and Equity Compensation Plans

2019 Equity Incentive Plan

Our 2019 Plan was approved by our board of directors and our shareholders in June 2019 and became effective upon the closing of our initial public offering. It is intended to make available incentives that will assist us to attract, retain and motivate employees, including officers, consultants and directors. We may provide these incentives through the grant of stock options, stock appreciation rights, restricted stock, RSUs, performance shares and units and other cash-based or share-based awards. Our compensation and human capital committee administers our 2019 Plan and has the authority, among other things, to construe and interpret the terms of our 2019 Plan and awards granted thereunder. The compensation and human capital committee has delegated limited authority to our Chief Executive Officer, Chief Financial Officer, and Head of Legal the ability to grant equity awards to employees other than executive officers, subject to certain limitations on amounts and reporting obligations.

In the event of a change in control as described in our 2019 Plan, the acquiring or successor entity may assume or continue all or any awards outstanding under our 2019 Plan or substitute substantially equivalent awards. Any awards which are not assumed or continued in connection with a change in control or are not exercised or settled prior to the change in control will terminate effective as of the time of the change in control. Our compensation and human capital committee may provide for the acceleration of vesting of any or all outstanding awards upon such terms and to such extent as it determines, except that the vesting of all awards held by members of our board of directors who are not employees will automatically be accelerated in full in the event of a change in control. Our 2019 Plan authorizes the compensation and human capital committee, in its discretion and without the consent of any participant, to cancel each or any outstanding award denominated in shares upon a change in control in exchange for a payment to the participant with respect to each share subject to the cancelled award of an amount equal to the excess of the consideration to be paid per share of common stock in the change in control transaction over the exercise price per share, if any, under the award.

Our 2019 Plan will continue in effect until it is terminated by the administrator, provided, however, that all awards will be granted, if at all, within ten years of its effective date. The administrator may amend, suspend or terminate our 2019 Plan at any time, provided that without shareholder approval, our 2019 Plan cannot be amended to increase the number of shares authorized, change the class of persons eligible to receive incentive stock options or effect any other change that would require shareholder approval under any applicable law or securities exchange rule.

Awards under our 2019 Plan generally may not be transferred or assigned except by will or by the laws of descent and distribution, unless otherwise determined by the plan administrator and subject to applicable securities laws.

2009 Equity Incentive Plan

Our 2009 Plan was originally adopted by our board of directors and approved by our shareholders on December 17, 2009. Upon the closing of our initial public offering in July 2019, the 2009 Plan was terminated and we will not grant any further awards under such plan, but our 2009 Plan will continue to govern outstanding awards granted thereunder. Our compensation and human capital committee administers our 2009 Plan and has the authority, among other things, to construe and interpret the terms of our 2009 Plan and awards granted thereunder.

In its discretion, our compensation and human capital committee may provide for acceleration of the exercisability, vesting or settlement of awards in connection with a “change in control,” as defined under our 2009 Plan, of each or any outstanding award or portion thereof and common stock acquired pursuant thereto upon such conditions, including termination of the plan participant’s service prior to, upon or following such change in control, and to such extent as our compensation and human capital committee determines. In the event of a change in control, the surviving, continuing, successor or purchasing corporation or other business entity or parent thereof, as the case may be, may, without the consent of any plan participant, either assume or continue the rights and obligations under each or any award or portion thereof outstanding immediately prior to the change in control or substitute for each or any such outstanding award or portion thereof a substantially equivalent award with respect to its own stock, as applicable. Any award or portion thereof which is neither assumed nor continued by the surviving, continuing, successor or purchasing corporation or other business entity or parent thereof in connection with the change in control or not exercised or settled as of the time of consummation of the change in control shall terminate and cease to be outstanding effective as of the time of consummation of the change in control.

2019 Employee Stock Purchase Plan

Our 2019 Employee Stock Purchase Plan (the “ESPP”) was approved by our board of directors in April 2019 and our shareholders in June 2019. In the event of a change in control, an acquiring or successor corporation may assume our rights and obligations under outstanding purchase rights or substitute substantially equivalent purchase rights. If the acquiring or successor corporation does not assume or substitute for outstanding purchase rights, then the purchase date of the offering periods then in progress will be accelerated to a date prior to the change in control.

Our ESPP has not yet been made available to employees. Our compensation and human capital committee has the authority to amend, suspend or terminate our ESPP at any time.

Equity Compensation Plan Information

The following table sets forth equity compensation plan information as of December 31, 2025:

Plan Category	Outstanding Options, Warrants and Rights(1)	Weighted-Average Exercise Price(2) (per Share)	Available for Future Issuance(3)
Equity compensation plans approved by security holders(4)	26,771,782	$16.22	17,228,289
Equity compensation plans not approved by security holders	—	—	—
Total	26,771,782	$16.22	17,228,289

(1)
Reflects the number of securities to be issued upon the exercise of outstanding options and rights to receive shares pursuant to RSU and PSU awards. Includes 10,044,260 outstanding options, 11,245,666 outstanding, unvested RSUs and 5,481,856 outstanding, unvested maximum number of PSUs eligible to be earned.
(2)
Represents the outstanding options’ weighted-average exercise price and does not take into account the shares issuable upon vesting of outstanding RSUs and PSUs, which do not have an exercise price.
(3)
Represents the number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in the second column). Includes 35,203,141 shares available for future issuance under the 2019 Plan, less outstanding securities granted under the 2019 Plan included in the second column, and 5,686,170 shares reserved for issuance under the ESPP. The 2019 Plan provides for annual increases in the number of shares available for issuance thereunder on January 1 of each year (beginning with January 1, 2020) equal to the lesser of (a) 5% of the outstanding shares of our common stock on the immediately preceding December 31 or (b) an amount determined by our board of directors. Our ESPP provides for annual increases in the number of shares available for issuance thereunder on January 1 of each year (beginning with January 1, 2020) equal to the smallest of (a) 1% of the outstanding shares of our common stock on the immediately preceding December 31 or (b) an amount determined by our board of directors. Our board of directors determined not to increase the 2019 Plan reserve in 2025 nor the ESPP reserve in 2025 and 2026. Effective January 1, 2026, our 2019 Plan reserve increased by 7,688,970 shares.
(4)
Consists of the 2009 Plan, the 2019 Plan and the ESPP. We no longer grant awards under the 2009 Plan and have not utilized the ESPP.

PROPOSAL 2: ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION

The board of directors proposes that shareholders provide advisory (non-binding) approval of the compensation of our named executive officers, as disclosed in this proxy statement in accordance with Section 14A of the Exchange Act and the SEC’s related rules (commonly known as a “say-on-pay” proposal). We recognize the interest our shareholders have in the compensation of our executives and we are providing this advisory proposal in recognition of that interest.

As described in detail under the heading “Compensation Discussion and Analysis,” our named executive officer compensation program is designed to attract, motivate and retain highly qualified executive officers committed to our success and future growth, reward the achievement of key performance measures that are linked to the company’s business strategy, reinforce alignment of management with the goal of creating long-term shareholder value and maintain reasonable internal pay parity, as well as reward outstanding individual and company results. We believe our named executive officer compensation program is also structured appropriately to support our company and business objectives, as well as to support our culture. The compensation and human capital committee and board of directors regularly review the compensation program for our named executive officers to ensure the fulfillment of our compensation philosophy and goals.

Please read the “Compensation Discussion and Analysis” section and the “Compensation Tables and Executive Benefits” section for additional details about our named executive officer compensation program, including information about the target and earned compensation of our named executive officers in the year ended December 31, 2025.

We are asking our shareholders to indicate their support for our named executive officer compensation in 2025 as described in this proxy statement. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement. Accordingly, we will ask our shareholders to vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that the Company’s shareholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company’s proxy statement for the 2026 annual meeting of shareholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis and the other related tables and disclosure.”

The say-on-pay vote is advisory, and therefore not binding on us. We are committed to being responsive to shareholder feedback, and the results of our say-on-pay votes, along with other relevant factors, will help inform the compensation and human capital committee’s discussions about our executive compensation program.

Board Recommendation

THE BOARD RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT.

PROPOSAL 3: RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our audit committee has appointed Ernst & Young LLP to serve as our independent registered public accounting firm for the year ending December 31, 2026. Ernst & Young LLP audited our financial statements for the fiscal year ended December 31, 2025 and has been our independent registered public accounting firm since 2015.

Notwithstanding the appointment of Ernst & Young LLP, and even if our shareholders ratify their appointment, our audit committee, in its discretion, may appoint another independent registered public accounting firm at any time during the year if our audit committee believes that such a change would be in the best interests of the Company and our shareholders. At the Annual Meeting, our shareholders are being asked to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2026. Our board of directors is submitting the appointment of Ernst & Young LLP to our shareholders because we value our shareholders’ views on our independent registered public accounting firm and as a matter of good corporate governance. If our shareholders do not ratify the appointment of Ernst & Young LLP, our audit committee may reconsider the appointment or may continue to retain Ernst & Young LLP for the year ending December 31, 2026. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting, and they will have an opportunity to make a statement and are expected to be available to respond to appropriate questions from our shareholders.

Board Recommendation

THE BOARD RECOMMENDS A VOTE “FOR” THE RATIFICATION OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2026.

Fees Paid to the Independent Registered Public Accounting Firm

The following table presents fees for professional audit services and other services rendered to us by Ernst & Young LLP for the years ended December 31, 2025 and 2024.

Type of fees	2025	2024
Audit Fees	$2,185,000	$2,285,000
Audit-Related Fees	—	—
Tax Fees	—	—
Total Fees	$2,185,000	$2,285,000

In the above table, in accordance with the definitions of the SEC, are the following fees:

“Audit Fees” include billed and unbilled fees for the audit of our consolidated financial statements included in our Annual Report on Form 10-K and incorporated by reference in registration statements, the review of the unaudited condensed consolidated interim financial statements included in our quarterly reports on Form 10-Q and other professional services related to regulatory filings.

“Audit-Related Fees” include fees for assurance and related services that are reasonably related to the performance of the audit and the review of our consolidated financial statements and are not reported under “Audit Fees.” The Company did not incur any such fees in 2025 and 2024.

“Tax Fees” include fees related to preparation and filing of our U.S. federal and state tax returns, as well as audit support. The Company did not incur any such fees in 2025 and 2024.

Pre-Approval Policies and Procedures

The audit committee has approved all audit services provided in 2025, prior to such service being provided by Ernst & Young LLP. The audit committee’s policy, effective April 2019, is for the audit committee to approve all audit and non-audit services prior to such services being performed by the independent registered public accounting firm. Before engaging an independent registered public accounting firm to render audit or non-audit services, the engagement is approved by our audit committee or the engagement to render services is entered into pursuant to pre-approval policies and procedures established by the audit committee.

Audit Committee Report

The audit committee reviewed and discussed with management and our independent registered public accounting firm, Ernst & Young LLP, the audited consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2025. In addition, the audit committee has discussed with Ernst & Young LLP those matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”) and the SEC.

The audit committee has also received and reviewed the written disclosures and the letter from Ernst & Young LLP required by the applicable requirements of the PCAOB regarding Ernst & Young LLP’s communications with the audit committee concerning independence and has discussed with Ernst & Young LLP its independence from us and our management.

Based on the review and discussions referenced above, the audit committee recommended to our board of directors that the audited consolidated financial statements for the year ended December 31, 2025 be included in our Annual Report on Form 10-K for the year ended December 31, 2025 for filing with the SEC.

Respectfully submitted by the audit committee,

Michelle Griffin (Chair)

Peter Neupert

Katey Owen, PhD

RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Policies and Procedures for Review, Approval or Ratification of Transactions with Related Persons

Our board of directors has adopted a written policy with respect to related person transactions, setting forth the policies and procedures for the review and approval or ratification of related person transactions. Under the policy, related person transactions that are identified as such prior to the consummation or amendment of such transaction may be consummated or amended only if certain steps are taken, including review and approval by our audit committee. In the event we become aware of a related person transaction that has not been previously approved or previously ratified under the policy, the transaction is submitted to our audit committee for review and ratification, amendment, termination or rescission as the audit committee deems appropriate. For purposes of this policy, related person transactions mean transactions in which we were or are to be a participant, where the amount involved exceeds $120,000 and a related person had, has or will have a direct or indirect material interest. For purposes of this policy, a related person means a director, executive officer, nominee for director or greater than 5% beneficial owner of our common stock, in each case since the beginning of the most recently completed year, and such person’s immediate family members.

Investors’ Rights Agreement

On May 30, 2019, we entered into a seventh amended and restated investors’ rights agreement (“Investors’ Rights Agreement”), with certain purchasers of our capital stock, including entities within the Viking Global Entities (as defined herein), which beneficially owns more than 5% of our common stock. In addition to certain registration rights, the Investors’ Rights Agreement, which superseded our sixth amended and restated investors’ rights agreement, provides for certain information rights, rights of first offer and rights of first refusal. These rights, except for the registration rights, terminated automatically upon the closing of our initial public offering.

Certain purchasers who remain Major Investors (as defined in the Investors’ Rights Agreement) hold shares of our common stock, which shares we refer to as “registrable securities,” and under the Investors’ Rights Agreement are entitled to demand registration rights under certain conditions. Under the terms of the Investors’ Rights Agreement, we will be required, upon the written request of: (1) holders of at least 30% of registrable securities then outstanding or (2) the Viking Global Entities (so long as the Viking Global Entities remain a holder of at least 550,000 registrable securities), to use our best efforts to file a registration statement on Form S-1 or Form S-3 with respect to the registrable securities identified by the holders initiating such request so long as the anticipated aggregate offering price of such registrable securities pursuant to such registration would be at least $5.0 million in the aggregate. We are not obligated to effect, or to take any action to effect, any registration pursuant to these demand registration rights (1) during the period that is 30 days before our good faith estimate of the date of filing of, and ending on a date that is 60 days after the effective date of, a registration statement pertaining to an underwritten public offering of our securities or (2) after we have effected five registrations pursuant to these demand registration rights if the initiating holder for at least two of such registrations is one of the Viking Global Entities.

Pursuant to the Investors’ Rights Agreement, upon the written request of: (1) holders of at least 20% of registrable securities then outstanding or (2) one of the Viking Global Entities (so long as one of the Viking Global Entities remains a holder of at least 550,000 registrable securities), we will be required to use commercially reasonable efforts to effect a registration of the registrable securities identified by the holders initiating such request by filing either a shelf registration statement on Form S-3 or an evergreen registration statement on Form S-1 with the SEC. We are not obligated to effect, or to take any action to effect, any registration pursuant to these registration rights (1) if the holders of registrable securities intending to sell pursuant to such rights propose to sell registrable securities at an aggregate offering price to the public, net of selling expenses, of less than $2.0 million or (2) if we furnish to such initiating holders a certificate signed by the chair of our board of directors stating that in the good-faith judgment of our board of directors, after consultation with our outside counsel, it would be materially detrimental to us and our shareholders for such registration to be effected at such time, subject to certain limitations.

An offering or sale of registrable securities pursuant to a shelf registration statement may be initiated at any time by one or more holders of at least 550,000 shares of registrable securities, provided that the minimum market value of registrable securities that such holders propose to sell in such offering must be equal to at least $1.0 million or such lower amount approved by our board of directors. The right to have such shares registered on a shelf registration statement is further subject to other specified conditions and limitations. Pursuant to the Investors’ Rights Agreement, if we register any of our securities either for our own account or for the account of other security holders, subject to certain exceptions, the holders of registrable securities are entitled to include their shares in the registration. Subject to certain exceptions contained in the Investors’ Rights Agreement, we and the underwriters may limit the number of shares included in an underwritten offering by holders of registrable securities to the number of shares which we and the underwriters determine in our sole discretion will not jeopardize the success of the offering.

The demand registration rights, short form registration rights and piggyback registration rights granted to any holder of registrable securities under the Investors’ Rights Agreement terminated as of July 1, 2024; provided, however, that the demand registration rights, short-form registration rights and piggyback registration rights under the Investors’ Rights Agreement of any holder of at least 550,000 shares of registrable securities shall not terminate until such time as such holder holds no registrable securities.

All underwriting discounts, selling commissions and stock transfer taxes applicable to the sale of registrable securities pursuant to the Investors’ Rights Agreement shall be borne by the holders of registrable securities participating in such sale. Any additional expenses incurred in connection with the exercise of registration rights under the Investors’ Rights Agreement, including all registration, filing and qualification fees, printers’ and accounting fees and fees and disbursements of our counsel shall be borne by us. We are also responsible for the reasonable fees and disbursements, not to exceed $100,000, or such greater amount as agreed upon in the applicable underwriting agreement, of one counsel for the selling holders of registrable securities, and any legal expenses incurred by such selling holders in excess of $100,000 shall be borne by such holders.

This is not a complete description of the Investors’ Rights Agreement and is qualified by the full text of the Investors’ Rights Agreement which has been filed with the SEC.

Indemnification Agreements

We have entered into agreements to indemnify our directors and certain of our executive officers. These agreements, among other things, require us to indemnify these individuals for certain expenses (including attorneys’ fees), judgments, fines and settlement amounts reasonably incurred by such person in any action or proceeding, including any action by or in our right, on account of any services undertaken by such person on behalf of us or that person’s status as a member of our board of directors to the maximum extent allowed under Washington law.

Digital Biotechnologies, Inc.

In 2021, we formed a corporate subsidiary, Digital Biotechnologies, Inc. (formerly known as Spin Technologies, Inc.), (“DigitalBio”) in order to facilitate the development of a potential new early-stage sequencing technology that is ancillary to our core business. A special independent committee of our board of directors reviewed the structure, assets and business plan of DigitalBio in 2020 and subsequently determined that certain executive officers and their affiliates would be given the opportunity to invest in this opportunity on arms-length terms supported by an independent valuation analysis. The special committee also approved certain mechanisms to limit executive officer participation to ensure his or her ongoing contractual obligations to devote best efforts and full business time, skill and attention to help ensure our core business was not impeded.

In March 2021, Chad Robins, Harlan Robins, PhD, Julie Rubinstein and family trusts related to Mr. and Dr. Robins each purchased a minority interest in DigitalBio. Mr. Robins and Dr. Robins each purchased 250,000 shares of DigitalBio common stock, representing a 2.5% ownership interest each, for $35,725 each. Ms. Rubinstein purchased 500,000 shares of DigitalBio common stock, representing a 5% ownership interest, for $71,450. The family trusts related to Mr. and Dr. Robins purchased an aggregate of 2,000,000 shares of DigitalBio common stock, representing a 20% ownership interest, for an aggregate purchase price of $285,800. The Company concurrently contributed a patent license in consideration for 7,000,000 shares of DigitalBio common stock, representing a 70% ownership interest. In addition, as of December 31, 2025, we have provided services with a value of $8.3 million (including $3.3 million of share-based compensation) to DigitalBio under a shared services agreement pursuant to which the value of services provided to DigitalBio is treated as paid-in capital.

DigitalBio completed a Series A Preferred Stock financing over a series of closings from December 2025 through February 2026 with total proceeds of approximately $15,000,000 (“DigitalBio Financing”). Upon completion of the DigitalBio Financing, we hold a nearly 50% ownership interest in DigitalBio and continue to consolidate the results of DigitalBio in our financial statements. Ms. Rubinstein and family trusts related to Mr. Robins, Dr. Robins and Ms. Rubinstein participated in the DigitalBio Financing, purchasing an aggregate of 557,142 shares of DigitalBio’s Series A Preferred Stock. This represents an aggregate of approximately 11% ownership interest in DigitalBio’s Series A Preferred Stock and an aggregate of approximately 4% ownership interest in DigitalBio. We are in the process of amending and restating our shared services agreement with DigitalBio, pursuant to which we expect to provide a reduced amount of certain accounting, human resources, legal, information technology and laboratory support to DigitalBio.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of our common stock as of April 1, 2026, unless stated otherwise, by:

•
each person or group of affiliated persons known by us to be the beneficial owner of more than 5% of our common stock;
•
each of our named executive officers;
•
each of our directors; and
•
all of our directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Common stock issuable upon the exercise, conversion or settlement of options, warrants, RSUs or other rights to acquire common stock that are currently exercisable, convertible or subject to settlement, or exercisable, convertible or subject to settlement within 60 days of April 1, 2026 are deemed to be outstanding and beneficially owned by the holder for the purpose of computing share and percentage ownership of that holder, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Except as indicated in the footnotes to the table below, and subject to community property laws where applicable, we believe the persons and entities named in the table below have sole voting and investment power with respect to all common stock shown as beneficially owned by them. Unless otherwise indicated, the address of each of the individuals and entities named below is c/o Adaptive Biotechnologies Corporation, 1165 Eastlake Avenue East, Seattle, Washington 98109. The percentage of shares beneficially owned is computed on the basis of 159,712,943 shares of common stock outstanding as of April 1, 2026.

Name of Beneficial Owner	Total Shares Beneficially Owned	Percentage of Class
5% Shareholders:
Viking Global Entities(1)	29,993,708	18.8%
BlackRock, Inc.(2)	11,992,448	7.5
Vanguard Subsidiaries and Divisions(3)	10,639,440	6.7
Named Executive Officers and Directors:
Chad Robins(4)	3,122,794	1.9
Kyle Piskel(5)	108,047	*
Susan Bobulsky(6)	573,546	*
Harlan Robins, PhD(7)	2,646,331	1.6
Julie Rubinstein(8)	1,090,720	*
Michelle Griffin(9)	128,508	*
Robert Hershberg, PhD, MD(10)	216,190	*
Peter Neupert(11)	489,158	*
Katey Owen, PhD(12)	195,559	*
All directors and executive officers as a group (11 persons)(13)	9,400,993	5.7

* Represents beneficial ownership of less than 1%.

(1)
Based upon information set forth in a Schedule 13G/A jointly filed by Viking Global Investors LP (“VGI”), Viking Global Performance LLC (“VGP”), Viking Global Equities II LP (“VGEII”), Viking Global Equities Master Ltd. (“VGEM”), Viking Long Fund GP LLC (“VLFGP”), Viking Long Fund Master Ltd. (“VLFM,” and together with all of the preceding entities, the “Viking Global Entities”), O. Andreas Halvorsen, David C. Ott and Rose S. Shabet, with the SEC on February 14, 2024. The total amount of shares consists of (i) 21,562,143 shares held by VGEM, (ii) 440,046 shares held by VGEII and (iii) 7,991,519 shares held by VLFM. VGEM has the power to dispose of and vote the shares directly owned by it, which power may be exercised by its investment manager, VGP, and by VGI, which provides managerial services to VGEM. VGEII has the power to dispose of and vote the shares directly owned by it, which power may be exercised by its general partner, VGP, and by VGI, which provides managerial services to VGEII. VLFM has the power to dispose of and vote the shares directly owned by it, which power may be exercised by its investment manager, VLFGP, and by VGI, which provides managerial services to VLFM. O. Andreas Halvorsen, David C. Ott and Rose Shabet, as Executive Committee Members of Viking Global Partners LLC (the general partner of VGI), VGP and VLFGP have shared authority to dispose of and vote the shares of beneficially owned by VGI, VGP and VLFGP. The business address of each of the Viking Global Entities is 600 Washington Boulevard, Floor 11, Stamford, Connecticut 06901.
(2)
Based on information set forth in a Schedule 13G/A filed by BlackRock, Inc. with the SEC on January 21, 2026. The business address of BlackRock, Inc. is 50 Hudson Yards, New York, NY 10001.
(3)
Share amounts are based on a Schedule 13G/A filed by The Vanguard Group on November 12, 2024. In a Schedule 13G/A filed on March 26, 2026, The Vanguard Group reported that, following an internal realignment, The Vanguard Group no longer beneficially owns such shares and that the Vanguard subsidiaries or business divisions that beneficially own such shares will be filing a Schedule 13G. The principal business address of The Vanguard Group is 100 Vanguard Blvd., Malvern, PA 19355.
(4)
Consists of 1,481,703 shares of common stock issuable upon exercise of options exercisable within 60 days of April 1, 2026. In addition, Mr. Robins beneficially owns 250,000 shares of common stock of DigitalBio, or 8.3% of the total outstanding common stock, computed on the basis of 3,000,000 shares of common stock outstanding as of April 1, 2026, excluding shares held by Adaptive Biotechnologies Corporation.
(5)
Consists of (i) 52,266 shares of common stock issuable upon exercise of options exercisable within 60 days of April 1, 2026 and (ii) 7,815 shares of common stock issuable upon issuance of a RSU award that vests within 60 days of April 1, 2026.
(6)
Consists of 438,891 shares of common stock issuable upon exercise of options exercisable within 60 days of April 1, 2026.
(7)
Consists of 1,784,295 shares of common stock issuable upon exercise of options exercisable within 60 days of April 1, 2026. In addition, Dr. Robins beneficially owns 250,000 shares of common stock of DigitalBio, or 8.3% of the total outstanding common stock, computed on the basis of 3,000,000 shares of common stock outstanding as of April 1, 2026, excluding shares held by Adaptive Biotechnologies Corporation.
(8)
Consists of 972,425 shares of common stock issuable upon exercise of options exercisable within 60 days of April 1, 2026. In addition, Ms. Rubinstein beneficially owns 500,000 shares of common stock of DigitalBio, or 16.7% of the total outstanding common stock, computed on the basis of 3,000,000 shares of common stock outstanding as of April 1, 2026, excluding shares held by Adaptive Biotechnologies Corporation, and 185,714 shares of preferred stock of DigitalBio, or 3.6% of the total outstanding preferred stock, computed on the basis of 5,142,827 shares of preferred stock.
(9)
Consists of 128,508 shares of common stock issuable upon exercise of options exercisable within 60 days of April 1, 2026.
(10)
Consists of 169,468 shares of common stock issuable upon exercise of options exercisable within 60 days of April 1, 2026.
(11)
Consists of 264,468 shares of common stock issuable upon exercise of options exercisable within 60 days of April 1, 2026.
(12)
Consists of 122,930 shares of common stock issuable upon exercise of options exercisable within 60 days of April 1, 2026.
(13)
Consists of (i) 3,302,973 shares of common stock held directly or indirectly by our directors and executive officers, (ii) 6,090,205 shares of common stock issuable upon exercise of options exercisable within 60 days of April 1, 2026 and (iii) 7,815 shares of common stock issuable upon issuance of a RSU award that vests within 60 days of April 1, 2026.

OTHER MATTERS

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our executive officers, directors and persons who own more than ten percent of a registered class of our equity securities to file reports of ownership and changes in ownership with the SEC. Executive officers, directors and greater than ten-percent shareholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

Based solely on our review of the copies of such forms furnished to us and the written representations from certain of the reporting persons that no other reports were required during the year ended December 31, 2025, all executive officers, directors and greater than ten-percent beneficial owners complied with the reporting requirements of Section 16(a).

Shareholder Proposals and Nominations

Shareholders who intend to have a proposal considered for inclusion in our proxy materials for presentation at our 2027 Annual Meeting of Shareholders (the “2027 Annual Meeting”) pursuant to Rule 14a-8 under the Exchange Act must have submitted the proposal to our Corporate Secretary at our principal executive offices at 1165 Eastlake Avenue East, Seattle, Washington, 98109 not later than December 25, 2026.

Shareholders intending to present a proposal at the 2027 Annual Meeting, but not to include the proposal in our proxy statement, or to nominate a person for election as a director, must comply with the requirements set forth in our Bylaws. Our Bylaws require, among other things, that our Corporate Secretary receive written notice from the shareholder of record of their intent to present such proposal or nomination not less than 90 days nor more than 120 days prior to the first anniversary of the date of the corporation’s proxy statement released to shareholders in connection with the preceding year’s annual meeting. Therefore, we must receive notice of such a proposal or nomination for the 2027 Annual Meeting no earlier than the close of business on December 25, 2026 and no later than the close of business on January 24, 2027. The notice must contain the information required by the Bylaws, a copy of which is available upon request to our Corporate Secretary, as well as on EDGAR. In the event that the date of our 2027 Annual Meeting of Shareholders is more than 30 days before or more than 30 days after June 5, 2027, then our Corporate Secretary must receive such written notice not earlier than the close of business on the 120th day prior to the 2027 Annual Meeting and not later than the close of business on the 90th day prior to the 2027 Annual Meeting or, if later, the 10th day following the day on which public disclosure of the date of such annual meeting is first made by us. SEC rules permit management to vote proxies in its discretion in certain cases if the shareholder does not comply with this deadline and in certain other cases notwithstanding the shareholder’s compliance with this deadline. We reserve the right to reject, rule out of order or take other appropriate action with respect to any proposal that does not comply with these or other applicable requirements. In addition to shareholders who intend to solicit proxies in support of nominees other than our nominees in connection with our 2027 Annual Meeting must provide notice that sets forth the information required by Rule14a-19 under the Exchange Act no later than April 6, 2027.

Householding of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries (such as banks and brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more shareholders sharing the same address by delivering a single proxy statement addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for shareholders and cost savings for companies.

This year, a number of banks and brokers with account holders who are our shareholders will be householding our proxy materials. A single proxy statement will be delivered to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your bank or broker that it will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement and annual report, please (1) notify your bank or broker, (2) direct your written request to: 1165 Eastlake Avenue East, Seattle, Washington 98109 or (3) request from us by calling (206) 659-0067. Shareholders who currently receive multiple copies of the proxy statement at their address and would like to request householding of their communications should contact their bank or broker.

Other Matters

As of the date of this proxy statement, the board of directors knows of no business, other than that described in this proxy statement, that will be presented for consideration at the 2026 Annual Meeting. If any other business comes before the 2026 Annual Meeting or any adjournment or postponement thereof, proxy holders may vote their respective proxies at their discretion.

By order of the board of directors,

Clarice McCauley
Vice President, Head of Legal, Corporate Secretary and Chief Compliance Officer

Seattle, Washington
April 24, 2026

Adaptive Biotechnologies P.O. BOX 8016, CARY, NC 27512-9903 Your vote matters! Have your ballot ready and please use one of the methods below for easy voting: Your control number Have the 12 digit control number located in the box above available when you access the website and follow the instructions. Adaptive Biotechnologies Corporation Annual Meeting of Shareholders For Shareholders of record as of April 7, 2026 Friday, June 5, 2026 9:00 AM, Pacific Time The Annual Meeting will be held entirely via the Internet - Please visit www.proxydocs.com/ADPT for more details. YOUR VOTE IS IMPORTANT! PLEASE VOTE BY: 9:00 AM, Pacific Time, June 5, 2026. Internet: www.proxypush.com/ADPT Cast your vote online Have your Proxy Card ready Follow the simple instructions to record your vote Phone: 1-866-390-5390 Use any touch-tone telephone Have your Proxy Card ready Follow the simple recorded instructions Mail: Mark, sign and date your Proxy Card Fold and return your Proxy Card in the postage-paid envelope provided Virtual: You must register to attend the meeting by Wednesday, June 3, 2026 at 5:00 pm PT at www.proxydocs.com/ADPT This proxy is being solicited on behalf of the Board of Directors The undersigned hereby appoints Chad Robins, Kyle Piskel, and Clarice McCauley, and each or either of them, as the true and lawful proxies (the "Named Proxies") of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of Adaptive Biotechnologies Corporation which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IDENTICAL TO THE BOARD OF DIRECTORS' RECOMMENDATION. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof. You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card. PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE Copyright © 2026 BetaNXT, Inc. or its affiliates. All Rights Reserved

Adaptive Biotechnologies Adaptive Biotechnologies Corporation Annual Meeting of Shareholders Please make your marks like this: THE BOARD OF DIRECTORS RECOMMENDS A VOTE: FOR ON PROPOSALS 1, 2 AND 3 PROPOSAL YOUR VOTE BOARD OF DIRECTORS RECOMMENDS 1. To elect two Class I director nominees to serve on the board of directors of Adaptive Biotechnologies Corporation for a three-year term expiring at the 2029 annual meeting of shareholders. 1.01 Robert Hershberg, PhD, MD 1.02 Katey Owen, PhD 2. To approve, on a non-binding advisory basis, the compensation of our named executive officers as described in the proxy statement; 3. To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2026; and 4. To conduct any other business properly brought before the meeting or any adjournments thereof. FOR WITHHOLD FOR AGAINST ABSTAIN FOR FOR FOR FOR You must register to attend the meeting by Wednesday, June 3, 2026 at 5:00 pm PT at www.proxydocs.com/ADPT Authorized Signatures - Must be completed for your instructions to be executed. Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form. Signature (and Title if applicable) Date Signature (if held jointly) Date